Exhibit 4.14.11
EXECUTION VERSION

RENTAL CAR FINANCE CORP.,
as Issuer
DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee and Securities Intermediary
and
HERTZ VEHICLE FINANCING II LP,
as the Series 2010-3 Noteholder
_____________
FOURTH AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT

dated as of June 17, 2015
to
AMENDED AND RESTATED
BASE INDENTURE

dated as of February 14, 2007

______________
Series 2010-3 Variable Funding Rental Car Asset Backed Notes

		Page
Article I	DEFINITIONS	2
Section 1.1.	Defined Terms	2
Section 1.2.	Construction	2
Article II	PURCHASE AND SALE OF THE SERIES 2010-3 NOTE	3
Section 2.1.	The Initial Note Purchase	3
Section 2.2.	Advances	3
Section 2.3.	Procedure for Decreasing the Series 2010-3 Principal Amount	6
Article III	INTEREST AND OTHER PAYMENT TERMS	6
Section 3.1.	Interest	6
Section 3.2.	Time and Method of Payment	6
Article IV	SECURITY	7
Section 4.1.	Grant of Security Interest	7
Section 4.2.	Certain Rights and Obligations of RCFC Unaffected	9
Section 4.3.	Performance of Series 2010-3 Collateral Agreements	10
Section 4.4.	Release of Series 2010-3 Collateral	11
Section 4.5.	Opinions of Counsel	11
Article V	REPORTS	12
Section 5.1.	Reports and Instructions to Trustee	12
Section 5.2.	Reports to Noteholders	13
Section 5.3.	Administration	13
Article VI	ALLOCATION AND APPLICATION OF COLLECTIONS	14
Section 6.1.	Series 2010-3 Collection Account	14
Section 6.2.	Collections and Allocations	17
Article VII	APPLICATIONS AND DISTRIBUTIONS	18
Section 7.1.	Allocations with Respect to the Series 2010-3 Note	18
Section 7.2.	Payment of Note Principal	18
Section 7.3.	Application of Series 2010-3 Interest Collections	18
Section 7.4.	Payment by Wire Transfer	19
Section 7.5.	The Series 2010-3 Administrator’s Directions to Trustee; The Series 2010-3 Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment	19

(continued)

(continued)

(continued)

(continued)

EXHIBITS AND ANNEXES

Exhibit A:	Form of Series 2010-3 Variable Funding Rental Car Asset Backed Notes
Exhibit B:	Form of Series 2010-3 Monthly Servicing Certificate
Exhibit C:	Form of Advance Request
Exhibit D:	Form of Purchaser’s Letter

Annex 1:	Representations and Warranties of the Series 2010-3 Noteholder

Schedule I:	List of Defined Terms
Schedule II:	Initial Lease Vehicle Schedule

FOURTH AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT dated as of June 17, 2015 (“Series Supplement”) among, RENTAL CAR FINANCE CORP., a special purpose corporation established under the laws of Oklahoma (“RCFC”), HERTZ VEHICLE FINANCING II L.P., a special purpose limited partnership established under the laws of Delaware (“HVF II”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and the Trustee (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).
PRELIMINARY STATEMENT
WHEREAS, Sections 2.2, 2.3, 11.1 and 11.3 of the Base Indenture provide, among other things, that RCFC and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes;
WHEREAS, RCFC, the Trustee and the Securities Intermediary entered into the Third Amended and Restated Series 2010-3 Supplement, dated as of November 25, 2013 (the “Initial Series 2010-3 Supplement”), pursuant to which RCFC issued the Series 2010-3 Note in favor of the Series 2010-3 Noteholder to make Advances from time to time, all of which Advances to be evidenced by the Series 2010-3 Note purchased in connection therewith;
WHEREAS, the Initial Series 2010-3 Supplement permits RCFC to make amendments to the Initial Series 2010-3 Supplement subject to certain conditions set forth therein; and
WHEREAS, RCFC, HVF II, the Trustee and the Securities Intermediary, in accordance with the Initial Series 2010-3 Supplement, desire to amend and restate the Initial Series 2010-3 Supplement on the date hereof in its entirety as set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
DESIGNATION
There was created a Segregated Series of Notes issued pursuant to the Base Indenture and the Initial Series 2010-3 Supplement that was designated as Series 2010-3 Variable Funding Rental Car Asset Backed Notes. The Series 2010-3 Notes are a Segregated Series of Notes (as more fully provided in the Base Indenture) and have been designated as a “Group VII Series of Notes”. The Issuer may not issue any additional Series of Notes that are entitled to share, together with the Series 2010-3 Notes, in the Group VII Collateral and any other Collateral and Master Collateral designated as security for the Group VII Series of Notes under this Series Supplement and the Master Collateral Agency Agreement.

Accordingly, all references in this Series Supplement to “all” Series of Notes (and all references in this Series Supplement to terms defined in the Base Indenture that contain references to “all” Series of Notes) shall refer solely to all Series 2010-3 Notes. On the Series 2010-3 Closing Date, one Series 2010-3 Variable Funding Rental Car Asset Backed Note was issued, and was referred to therein and, as amended and restated hereby, will continue to be referred to herein as the “Series 2010-3 Note”.
ARTICLE I
DEFINITIONS
Section 1. 1.Defined Terms. As used in this Series Supplement and unless the context requires a different meaning, capitalized terms used herein shall have the meanings ascribed thereto in Schedule I hereto and, if not defined therein, shall have the meanings assigned to such terms in the Base Indenture.
Section 1. 2.Construction. In this Series Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(a)the singular includes the plural and vice versa;
(b)references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Series Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)reference to any gender includes the other gender;
(e)reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(h)the language used in this Series Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party;
(i)references to sections of the Code also refer to any successor sections;
(j)as used in this Series Supplement, the term “title” refers to a Certificate of Title or other similar form of vehicle title and is intended by each party hereto to include the terms “vehicle registration” and “vehicle license plate,” unless specified otherwise;
(k)as used in this Series Supplement, the term (and each defined term including the term) “rental”, when used in the context of customer rentals, daily car rental businesses, normal daily rental operations and daily motor vehicle rental industries is intended by each party hereto to include car sharing businesses, operations and platforms; and
(j)    unless specified otherwise, “titling” will be deemed to include the acts of registering a vehicle, including the registering of the license plates of a vehicle.

ARTICLE II
PURCHASE AND SALE OF THE SERIES 2010-3 NOTE
Section 2. 1.The Initial Note Purchase.
(a)On the terms and conditions set forth in the Initial Series 2010-3 Supplement, and in reliance on the covenants, representations and agreements set forth in Articles VIII and IX thereof, RCFC caused the Trustee to issue the Series 2010-3 Note on the Series 2010-3 Closing Date. Such Series 2010-3 Note was dated the Series 2010-3 Closing Date, registered in the name of the Series 2010-3 Noteholder, and was duly authenticated in accordance with the provisions of the Initial Series 2010-3 Supplement and Section 2.4 of the Base Indenture. The Series 2010-3 Note was issued in fully registered form without interest coupons, substantially in the form set forth in Exhibit A hereto, and was sold to the Series 2010-3 Noteholder. On the Series 2010-3 Closing Date, the Series 2010-3 Note bore a face amount equal to the Series 2010-3 Maximum Principal Amount, and was initially issued in a principal amount equal to the Series 2010-3 Initial Principal Amount.
Section 2. 2.Advances.
(a)On any Business Day, RCFC may increase the Series 2010-3 Principal Amount (each such increase referred to as an “Advance”) only upon satisfaction of each of the following conditions with respect to the initial issuance and each proposed Advance:
(i)solely in connection with the initial issuance of the Series 2010-3 Note on the Series 2010-3 Closing Date, RCFC, DTG, DTAG and Hertz shall have entered into, executed and delivered the Series 2010-3 Lease;

(ii)solely in connection with the initial issuance of the Series 2010-3 Note on the Series 2010-3 Closing Date, the Series 2010-3 Noteholder shall have received a duly executed and authenticated Series 2010-3 Note registered in its name;
(iii)the Series 2010-3 Financing Source and Beneficiary Supplement shall have been executed and delivered;
(iv)after giving effect to such issuance or Advance, the Series 2010-3 Principal Amount shall not exceed the Series 2010-3 Maximum Principal Amount;
(v)no Series 2010-3 Amortization Event has occurred and is continuing and such issuance or Advance and the application of the proceeds thereof will not result in the occurrence of (1) a Series 2010-3 Amortization Event, or (2) a Series 2010-3 Potential Amortization Event;
(vi)all representations and warranties set forth in Article VIII hereof shall be true and correct with the same effect as if made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(vii)the Series 2010-3 Noteholder shall have received an executed irrevocable advance request in the form of Exhibit C hereto no later than 11:30 a.m. (New York City time) on the date of such proposed Advance.
(b)RCFC may effect an Advance, upon receipt of confirmation from HVF II of the availability of funds under the HVF II Group II Indenture and the HVF II Group II Series Supplements in an amount equal to such Advance, by issuing, at par, additional principal amounts of the Series 2010-3 Note. Proceeds from the initial issuance of the Series 2010-3 Note shall be deposited into the Series 2010-3 Collection Account and allocated in accordance with Article VII hereof. Proceeds from any Advance shall be remitted to or at the direction of RCFC in accordance with the related Advance Request.
(c)Funding Procedures. On the date of each Advance, the Series 2010-3 Noteholder shall make available to RCFC the amount of such Advance by wire transfer in U.S. dollars of such amount in same day funds to the account specified in the related advance request.
(d)Form of Series 2010-3 Note. The Series 2010-3 Note will be issued in the form of definitive note, substantially in the form set forth in Exhibit A hereto, and will be sold to the Series 2010-3 Noteholder pursuant to and in accordance with the terms hereof and shall be duly executed by RCFC and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. The Series 2010-3 Note shall bear the following legend:
THIS SERIES 2010-3 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE

HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF RENTAL CAR FINANCE CORP., A SPECIAL PURPOSE LIMITED LIABILITY COMPANY ESTABLISHED UNDER THE LAWS OF OKLAHOMA (THE “COMPANY”), THAT SUCH SERIES 2010-3 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE BASE INDENTURE, THE SERIES 2010-3 SUPPLEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT D TO THE SERIES 2010-3 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.
The required legend set forth above shall not be removed from the Series 2010-3 Note except as provided herein.
(e)Transfer, Pledge and Assignment. Other than the pledge of the Series 2010-3 Note by the Series 2010-3 Noteholder to the HVF II Trustee or otherwise in accordance with the HVF II Group II Indenture, the Series 2010-3 Note will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2010-3 Noteholder; provided that, in connection with any such transfer of the Series 2010-3 Note, the holder of the Series 2010-3 Note must surrender such Series 2010-3 Note at the office maintained by the Registrar for such purpose pursuant to Section 2.6 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to RCFC and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit D hereto.
(f)Notations. On each date an Advance is funded under the Series 2010-3 Note and on each date the amount of outstanding Advances thereunder is reduced, a duly authorized officer, employee or agent of the Series 2010-3 Noteholder shall make appropriate notations in its books and records of the amount of such Advance and the amount of such reduction, as applicable. RCFC hereby authorizes each duly authorized officer, employee and agent of the Series 2010-3 Noteholder to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on RCFC absent manifest error. The Trustee shall, or shall cause the Registrar to, record each Advance and Decrease with respect to the Series 2010-3 Principal Amount such that the principal amount of the Series 2010-3 Note that is outstanding accurately reflects all such Advances and Decreases in accordance with Article II hereof. Upon each Advance and upon each Decrease, the Trustee shall, or shall cause the Registrar to, indicate in the Note Register such Advance or such Decrease, as applicable. On any date on which an Advance is funded, RCFC shall furnish, or cause to be furnished, to the Trustee written notice (which may be satisfied by email to irene.siegel@db.com) specifying the amount of such Advance.
(g)UCC Classification. The Series 2010-3 Note shall constitute a “security” within the meaning of Section 8-102(a)(15) of the UCC and a “certificated security” within the meaning of Section 8-102(a)(4) of the UCC.
Section 2. 3.Procedure for Decreasing the Series 2010-3 Principal Amount.
(a)On any Business Day, RCFC may decrease the Series 2010-3 Principal Amount (each such decrease referred to as a “Decrease”) by withdrawing from the Series 2010-3 Collection Account and distributing to the Series 2010-3 Noteholder in respect of principal of the Series 2010-3 Note, an amount equal to the amount of such Decrease.
(b)In addition, on any Business Day on or after December 3, 2013 on which RCFC Exchange Proceeds with respect to any Group VII Vehicles are applied pursuant to the Collateral Agency Agreement, RCFC shall effect a Decrease with and to the extent of such RCFC Exchange Proceeds, which Decrease shall be effected in accordance with the terms of the Master Exchange Agreement.

ARTICLE III
INTEREST AND OTHER PAYMENT TERMS
Section 3. 1.Interest.
(a)Each related Advance funded or maintained by the Series 2010-3 Noteholder during the related Series 2010-3 Interest Period shall bear interest at the Series 2010-3 Note Rate for such Series 2010-3 Interest Period.
(b)Interest shall be due and payable on each Payment Date.
Section 3. 2.Time and Method of Payment.
All amounts payable to the Series 2010-3 Noteholder hereunder or with respect to the Series 2010-3 Note shall be made by or on behalf of RCFC to or for the account of, the Series 2010-3 Noteholder in immediately available Dollars, without setoff, counterclaim or deduction of any kind. All such payments shall be paid to the HVF II Group

II Collection Account (or such other account as the Series 2010-3 Noteholder may from time to time specify with the consent of the Trustee), not later than 4:00 p.m. (New York City time), on the date due.
ARTICLE IV
SECURITY
Section 4.1.Grant of Security Interest.
(a)To secure the Series 2010-3 Note Obligations, RCFC hereby affirms the security interests granted in the Initial Series 2010-3 Supplement and pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Series 2010-3 Noteholder, and hereby grants to the Trustee, for the benefit of such Series 2010-3 Noteholder, a security interest in, all of the following property (but only to the extent such property is not included in the Series 2010-3 RCFC Segregated Vehicle Collateral) now owned or at any time hereafter acquired by RCFC or in which RCFC now has or at any time in the future may acquire any right, title or interest (collectively, the “Series 2010-3 Indenture Collateral”):
(i)the Series 2010-3 Collateral Agreements as and solely to the extent they relate to the Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations, including all monies relating to such Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations due and to become due to RCFC under or in connection with the Series 2010-3 Collateral Agreements, whether payable as Rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Series 2010-3 Collateral Agreements or otherwise, all security for amounts so payable thereunder and all rights, remedies, powers, privileges and claims of RCFC against any other party under or with respect to the Series 2010-3 Collateral Agreements (whether arising pursuant to the terms of such Series 2010-3 Collateral Agreements or otherwise available to RCFC at law or in equity) as and to the extent such rights, remedies, powers, privileges and claims relate to the Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations, the right to enforce any of the Series 2010-3 Collateral Agreements to the extent they relate to the Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Series 2010-3 Collateral Agreements or the obligations of any party thereunder, in each case, as and to the extent such consents, requests, notices, directions, approvals, extensions or waivers relate to the Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations;
(ii)(A) the Series 2010-3 Collection Account, including any security entitlement with respect to the “financial assets” (within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the New York UCC) credited thereto, (B) all funds on deposit therein from time to time, (C) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-3 Collection Account or

the funds on deposit therein from time to time; (D) all investments made at any time and from time to time with monies in the Series 2010-3 Collection Account, whether constituting securities, instruments, general intangibles, investment property, Financial Assets or other property; (E) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-3 Collection Account, the funds on deposit therein from time to time or the investments made with such funds; and (F) all proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (A) through (E) are referred to, collectively, as the “Series 2010-3 Collection Account Collateral”);
(iii)all Investment Property as and to the extent relating to the Series 2010-3 RCFC Segregated Vehicle Collateral;
(iv)all additional property (other than property relating solely to RCFC Master Collateral that constitutes Segregated Collateral for any Other Segregated Series of Notes) that may from time to time hereafter (pursuant to the terms of this Series Supplement or otherwise) be subjected to the grant and pledge hereof by RCFC; and
(v)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that, in no event shall any of the foregoing include any right, title or interest in, to or under any RCFC Exchanged Vehicles, the related RCFC Exchange Proceeds or Exchanged Vehicles Subject to Liabilities or the related rights with respect to RCFC Exchanged Vehicles, if any (collectively, the “Relinquished Property Rights”), from the time such Relinquished Property Rights become Relinquished Property Rights as a result of the assignment of the related RCFC Exchanged Vehicles and the related rights with respect to such RCFC Exchanged Vehicles to the Qualified Intermediary pursuant to the Master Exchange and Trust Agreement, unless and until, in the case of RCFC Exchange Proceeds, such RCFC Exchange Proceeds become RCFC Additional Subsidies.
(b)To secure the Series 2010-3 Note Obligations, RCFC hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Collateral Agent under the Collateral Agency Agreement for the benefit of the Trustee, on behalf of the Series 2010-3 Noteholder, of a continuing Lien on all right, title and interest of RCFC in, to and under the Series 2010-3 RCFC Segregated Vehicle Collateral.
(c)The foregoing grant is made in trust to secure the Series 2010-3 Note Obligations and to secure compliance with the provisions of this Series Supplement, all as provided in this Series Supplement. The Trustee, as trustee on behalf of the Series 2010-3 Noteholder, acknowledges such grant, accepts the trusts under this Series Supplement and, subject to Sections 9.1 and 9.2 of the Base Indenture, agrees to perform its duties required in this Series Supplement.
(d)For all purposes hereunder and for the avoidance of doubt, the Series 2010-3 Collateral will be held by the Trustee solely for the benefit of the Series 2010-3 Noteholder, and no other Noteholder will have any right, title or interest in, to or under the Series 2010-3 Collateral.
For all purposes hereunder and for the avoidance of doubt, any RCFC Collateral pledged to the Trustee for the benefit of the Other Segregated Noteholders will be held by the Trustee solely for the benefit of such Other Segregated Noteholders and the Series 2010-3 Noteholder shall not have any right, title or interest in, to or under such RCFC Collateral.
For the avoidance of doubt:
(i)if it is determined that any Other Segregated Noteholders have any right, title or interest in, to or under the Series 2010-3 Collateral, then (a) such Other Segregated Noteholders agree that their right, title and interest in, to or under the Series 2010-3 Collateral shall be subordinate in all respects to the claims or rights of the Series 2010-3 Noteholder with respect to such Series 2010-3 Collateral and (b) this Series Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code;
(ii)if it is determined that the Series 2010-3 Noteholder has any right, title or interest in, to or under the RCFC Collateral for any Other Segregated Series of Notes, then (a) such Series 2010-3 Noteholder agrees that its right, title and interest in, to or under such RCFC Collateral, shall be subordinate in all respects to the claims or rights of the Other Segregated Noteholders of the Other Segregated Series of Notes to which such RCFC Collateral relates and (b) this Series Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
Section 4.2.Certain Rights and Obligations of RCFC Unaffected.
(a)Notwithstanding the assignment and security interest so granted to the Trustee on behalf of the Series 2010-3 Noteholder, RCFC shall nevertheless be permitted, subject to the Trustee’s right to revoke such permission with respect to the Series 2010-3 Collateral in the event of a Series 2010-3 Amortization Event (whose right to so revoke shall be subject to any additional conditions set forth in the HVF II Group II Indenture) and subject to the provisions of Section 4.3, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, that are required to be given (which does not include waivers of default under any of the Series 2010-3 Collateral Agreements). For the avoidance of doubt, without limiting the rights of the Trustee or the Lessor under the Series 2010-3 Lease, so long as no Servicer Default or HVF II Group II Liquidation Event has occurred and is continuing, RCFC shall not be required to take any action or exercise any rights, remedies, powers or privileges with respect to any Manufacturer to the extent the Master Servicer determines that such inaction or failure to exercise is in accordance with the Servicing Standard.
(b)The assignment of the Series 2010-3 Collateral to the Trustee on behalf of the Series 2010-3 Noteholder shall not (i) relieve RCFC from the performance of any term, covenant, condition or agreement relating to the Series 2010-3 Collateral on RCFC’s part to be performed or observed under or in connection with any of the Series 2010-3 Collateral Agreements or any of the Series 2010-3 Manufacturer Programs or (ii) impose any obligation on the Trustee or the Series 2010-3 Noteholder to perform or observe any such term, covenant, condition or agreement on RCFC’s part to be so performed or observed or impose any liability on the Trustee or any of such Series 2010-3 Noteholder for any act or omission on the part of RCFC or from any breach of any representation or warranty on the part of RCFC.
Section 4.3.Performance of Series 2010-3 Collateral Agreements.
Upon the occurrence of a default or breach by any Person party to a Series 2010-3 Collateral Agreement, promptly following a request from the Trustee or the Collateral Agent to do so, and at RCFC’s expense, RCFC agrees to take all such lawful action as permitted under this Series Supplement as the Trustee or the Collateral Agent may request to compel or secure the performance and observance by:
(a)the Master Servicer, the Series 2010-3 Administrator, the Servicer, any Lessee or the Intermediary or any other party to any of the Series 2010-3 Collateral Agreements of its obligations to RCFC, solely to the extent that such obligations relate to or otherwise affect the Series 2010-3 Collateral or the Series 2010-3 Note Obligations, and
(b)a Manufacturer under a Series 2010-3 Manufacturer Program of its obligations to RCFC, solely to the extent that such obligations relate to or otherwise affect any Series 2010-3 Program Vehicles or Series 2010-3 Manufacturer Receivables, in each case, in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges relating to such Series 2010-3 Program Vehicles as are lawfully available to RCFC to the extent and in the manner directed by the Trustee or the Collateral Agent, as applicable, including the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure such performance by such parties or any other party to the Series 2010-3 Collateral Agreements or by a Manufacturer under a Series 2010-3 Manufacturer Program; provided that, without limiting the rights of the Trustee or the Lessor under the Series 2010-3 Lease, so long as no Servicer Default or HVF II Group II Liquidation Event has occurred and is continuing, RCFC shall not be required to take any such action or exercise any such rights, remedies, powers or privileges with respect to any Manufacturer to the extent such inaction or failure to exercise is in accordance with the Servicing Standard. Subject to the proviso in the immediately preceding sentence, if:
(i)RCFC shall have failed, within thirty (30) days of receiving such direction of the Trustee or the Collateral Agent, as applicable, to take commercially reasonable action to accomplish such directions of the Trustee or the Collateral Agent, as applicable,
(ii)RCFC refuses to take any such action, or
(iii)the Trustee or the Collateral Agent, as applicable, reasonably determines that such action must be taken immediately (and, in the event that the action is of the type described in the proviso to the preceding sentence and no Servicer Default or HVF II Group II Liquidation Event has occurred and is continuing, the Master Servicer has notified the Trustee or the Collateral Agent, as applicable, that such action is commercially reasonable), then in any such case the Trustee or the Collateral Agent, as applicable, may, but shall not be obligated to, take, at the expense of RCFC, such previously directed action and any related action permitted under this Series Supplement (provided such action relates to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations) that the Trustee or the Collateral Agent, as applicable, thereafter determines is appropriate (without the need under this provision or any other provision under this Series Supplement to direct RCFC to take such action), on behalf of RCFC and the Series 2010-3 Noteholder.
Section 4.4.Release of Series 2010-3 Collateral.
(a)The Trustee shall, when required by the provisions of this Series Supplement, execute instruments to release Series 2010-3 Collateral from the lien of this Series Supplement or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Series Supplement. No party relying upon an instrument executed by the Trustee as provided in this Section 4.4(a) shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
(b)With respect to each Series 2010-3 Eligible Vehicle, on the Disposition Date with respect to such Series 2010-3 Eligible Vehicle, any Lien of the Trustee or the Collateral Agent on such Series 2010-3 Eligible Vehicle shall automatically be deemed to be released.
(c)The Trustee shall, at such time as there is no Series 2010-3 Note Outstanding and no other Series 2010-3 Note Obligations remain unpaid, release any remaining portion of the Series 2010-3 Collateral from the lien of the Base Indenture and this Series Supplement and release to RCFC any funds then on deposit in the Series 2010-3 Collection Account. The Trustee shall release property from the lien of the Base Indenture and this Series Supplement pursuant to this Section 4.4(c) only upon receipt of a Company Order accompanied by an Officer’s Certificate meeting the applicable requirements of Section 12.3 of the Base Indenture.
Section 4.5.Opinions of Counsel.
The Trustee shall receive at least seven (7) days’ notice when requested by RCFC to take any action pursuant to Section 4.4(a), accompanied by copies of any instruments involved, and the Trustee may also require as a condition of such action, an

Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all such action will not materially and adversely impair the security for the Series 2010-3 Note or the rights of the Series 2010-3 Noteholder, in each case, in a manner not permitted by the Series 2010-3 Related Documents; provided however that, such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Series 2010-3 Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.
ARTICLE V
REPORTS
Section 5. 1.Reports and Instructions to Trustee.
(a)Daily Collection Reports. On each Business Day commencing on the Series 2010-3 Closing Date, RCFC shall prepare and maintain, or cause to be prepared and maintained, a record (each, a “Series 2010-3 Daily Collection Report”) setting forth the aggregate of the amounts deposited in the Series 2010-3 Collection Account and RCFC Escrow Accounts relating to Series 2010-3 Eligible Vehicles on the immediately preceding Business Day, which shall consist of:
(i)the aggregate amount of payments received from Manufacturers and/or auction dealers under Series 2010-3 Manufacturer Programs related to Series 2010-3 Program Vehicles and in each case deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account relating to Series 2010-3 Eligible Vehicles, plus
(ii)the aggregate amount of proceeds received from third parties (other than to the extent such amounts are included in clause (i) above) with respect to the sale of Series 2010-3 Eligible Vehicles and in each case deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account relating to Series 2010-3 Eligible Vehicles, plus
(iii)the aggregate amount of other Series 2010-3 Collections deposited in the Series 2010-3 Collection Account or RCFC Escrow Accounts relating to Series 2010-3 Eligible Vehicles.
RCFC shall deliver a copy of the Series 2010-3 Daily Collection Report for each Business Day to the Trustee and the HVF II Trustee.
(b)Monthly Servicing Certificate. On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed by the Trustee), RCFC shall furnish to the Trustee and the HVF II Trustee a certificate substantially in the form of Exhibit B (each a “Series 2010-3 Monthly Servicing Certificate”).

(c)Monthly Collateral Certificate. On or before each Payment Date, RCFC shall furnish to the Trustee, the HVF II Trustee and the Collateral Agent an Officer’s Certificate of RCFC to the effect that, except as stated therein,
(i)the Series 2010-3 Eligible Vehicles and all other Series 2010-3 Collateral is free and clear of all Liens, other than Permitted Liens and
(ii)the aggregate amount of all vicarious liability claims outstanding against RCFC as of the immediately preceding Determination Date is less than $5,000,000. If the aggregate amount of vicarious liability claims outstanding against RCFC exceeds $5,000,000, the Officer’s Certificate delivered pursuant to this Section 5.1(c) also shall contain a schedule listing all of the vicarious liability claims then outstanding against RCFC.
(d)Quarterly Compliance Certificates. On or before the Payment Date in each of March, June, September and December, commencing in September 2015, RCFC shall deliver to the Trustee and the HVF II Trustee an Officer’s Certificate of RCFC to the effect that, except as provided in a notice delivered pursuant to Section 9.6, no Series 2010-3 Amortization Event or Series 2010-3 Potential Amortization Event has occurred during the three months prior to the delivery of such certificate or is continuing as of the date of the delivery of such certificate.
(e)Instructions as to Withdrawals and Payments. RCFC will furnish, or cause to be furnished, to the Trustee, written instructions to make withdrawals and payments from the Series 2010-3 Collection Account and any RCFC Escrow Account specified herein. The Trustee shall promptly follow any such written instructions.
(f)Initial Series 2010-3 Supplement Reports. For the avoidance of doubt, RCFC shall not be obligated hereunder to furnish any information, documents, reports, audits or other items that are past due or due in the future as contemplated pursuant to Sections 5.1(e) and (f) of the Initial Series 2010-3 Supplement.
Section 5. 2.Reports to Noteholders.
(a)Annual Series 2010-3 Noteholder Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 2014, RCFC shall furnish to each Person who at any time during the preceding calendar year was a Series 2010-3 Noteholder a statement prepared by RCFC containing the information which is required to be contained in the Monthly Noteholders’ Statements aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2010-3 Noteholder, together with such other customary information (consistent with the treatment of the Series 2010-3 Note as debt) as RCFC deems necessary or desirable to enable the Series 2010-3 Noteholder to prepare its tax returns (each such statement, an “Annual Series 2010-3 Noteholder Tax Statement”). Such obligations of RCFC to prepare and distribute the Annual Series 2010-3 Noteholders Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Series 2010-3 Administrator pursuant to any requirements of the Code as from time to time in effect.

Section 5. 3.Administration.
Pursuant to the Series 2010-3 Administration Agreement, the Series 2010-3 Administrator has agreed to provide certain services to RCFC and to take certain actions on behalf of RCFC, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by RCFC pursuant to this Series Supplement. The Series 2010-3 Noteholder by its acceptance of a Series 2010-3 Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the Series 2010-3 Administrator in lieu of RCFC and hereby agrees that RCFC’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the Series 2010-3 Administrator and to the extent so performed or taken by the Series 2010-3 Administrator shall be deemed for all purposes hereunder to have been so performed or taken by RCFC; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the Series 2010-3 Administrator or relieve RCFC of any payment obligation hereunder.
ARTICLE VI
ALLOCATION AND APPLICATION OF COLLECTIONS
Section 6. 1.Series 2010-3 Collection Account.
With respect to the Series 2010-3 Note, the following shall apply:
(a)Establishment of Series 2010-3 Collection Account. On or prior to the Series 2010-3 Closing Date, RCFC, the Securities Intermediary and the Trustee shall have established a securities account (such account, or any successor or replacement account, the “Series 2010-3 Collection Account”) in the name of, and under the control of, the Trustee that shall be maintained for the benefit of the Series 2010-3 Noteholder. The Series 2010-3 Collection Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-3 Noteholder. The Series 2010-3 Collection Account shall be an Eligible Account. If the Series 2010-3 Collection Account is at any time no longer an Eligible Account, RCFC shall, within ten (10) Business Days of obtaining knowledge that the Series 2010-3 Collection Account is no longer an Eligible Account, establish a new Series 2010-3 Collection Account that is an Eligible Account. If a new Series 2010-3 Collection Account is established, RCFC shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2010-3 Collection Account into the new Series 2010-3 Collection Account. Initially, the Series 2010-3 Collection Account will be established with Deutsche Bank Trust Company Americas.
(b)Earnings from Series 2010-3 Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2010-3 Collection Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

(c)Administration of Series 2010-3 Collection Account. RCFC may instruct (by standing instructions or otherwise) the institution maintaining the Series 2010-3 Collection Account to invest funds on deposit in such Account from time to time in Series 2010-3 Permitted Investments; provided however that, (x) any such investment in the Series 2010-3 Collection Account shall mature not later than the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Series 2010-3 Permitted Investment made with funds on deposit in the Series 2010-3 Collection Account) and (y) any such investment in the Series 2010-3 Collection Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Series 2010-3 Permitted Investment made with funds on deposit in such Account), unless any such Series 2010-3 Permitted Investment is held with the Trustee, in which case such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date. RCFC shall not direct the Trustee to dispose of (or permit the disposal of) any Series 2010-3 Permitted Investments prior to the maturity date thereof to the extent such disposal would result in a loss of the initial purchase price of such Series 2010-3 Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Series 2010-3 Collection Account shall remain uninvested. The Trustee shall have no liability for any losses incurred as a result of investments made at the direction of RCFC.
(d)Trustee as Securities Intermediary. The Trustee or other Person holding the Series 2010-3 Collection Account shall be the “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC), in such capacities, the “Securities Intermediary”). If the Securities Intermediary in respect of the Series 2010-3 Collection Accounts is not the Trustee, RCFC shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 6.1(d).
(i)The Securities Intermediary agrees that:
(1)The Series 2010-3 Collection Account is an account to which Financial Assets will be credited;
(2)All securities or other property underlying any Financial Assets credited to the Series 2010-3 Collection Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Series 2010-3 Collection Account be registered in the name of RCFC, payable to the order of RCFC or specially indorsed to RCFC;
(3)All property delivered to the Securities Intermediary pursuant to this Series Supplement will be promptly credited to the Series 2010-3 Collection Account;

(4)Each item of property (whether investment property, security, instrument or cash) credited to the Series 2010-3 Collection Account shall be treated as a Financial Asset;
(5)If at any time the Securities Intermediary shall receive any order or instruction from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2010-3 Collection Account or the disposition of funds credited thereto, the Securities Intermediary shall comply with such entitlement order or instruction without further consent by RCFC or the Series 2010-3 Administrator;
(6)The Series 2010-3 Collection Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the UCC, New York shall be deemed to the Securities Intermediary’s jurisdiction within the meaning of Section 9-304 and Section 8-110 of the New York UCC and the Series 2010-3 Collection Account (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;
(7)The Securities Intermediary has not entered into, and until termination of this Series Supplement, will not enter into, any agreement with any other Person relating to the Series 2010-3 Collection Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with RCFC purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders or instructions as set forth in Section 6.1(d)(i)(5); and
(8)Except for the claims and interest of the Trustee and RCFC in the Series 2010-3 Collection Account, the Securities Intermediary knows of no claim to, or interest in, the Series 2010-3 Collection Account or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2010-3 Collection Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Series 2010-3 Administrator and RCFC thereof.
(ii)The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2010-3 Collection Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2010-3 Collection Account.
(iii)Notwithstanding anything in this Section 6.1 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to the Series 2010-3 Collection Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash to be credited to the Series 2010-3 Collection Account by crediting to such Series 2010-3 Collection Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.
(iv)Notwithstanding anything in this Section 6.1 to the contrary, with respect to the Series 2010-3 Collection Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if the Series 2010-3 Collection Account is deemed not to constitute a securities account.
Section 6. 2.Collections and Allocations.
(a)Collections in General. Until this Series Supplement is terminated pursuant to Section 11.9, RCFC shall, and the Trustee is authorized (upon written instructions) to, direct that all Series 2010-3 Collections due and to become due to RCFC or the Trustee, as the case may be, to be deposited in the following manner:
(i)all amounts due under or in connection with the Series 2010-3 RCFC Segregated Vehicle Collateral with respect to the Series 2010-3 Eligible Vehicles (for the avoidance of doubt, other than Series 2010-3 Excluded Payments) shall be deposited directly into the Master Collateral Account by the payor thereof and shall be withdrawn from the Master Collateral Account and deposited either into the Series 2010-3 Collection Account or, in the case of RCFC Exchange Proceeds, applied in accordance with the Master Exchange and Trust Agreement within seven (7) Business Days of the deposit thereof into the Master Collateral Account;
(ii)all insurance proceeds and warranty payments in respect of the Series 2010-3 Eligible Vehicles, other than Series 2010-3 Excluded Payments, shall be deposited into the Master Collateral Account within two (2) Business Days of receipt by the Master Servicer and shall be withdrawn from the Master Collateral Account and deposited into the Series 2010-3 Collection Account within seven (7) Business Days of the deposit thereof into the Master Collateral Account;
(iii)all amounts payable to RCFC pursuant to the Series 2010-3 Lease shall be remitted directly to the Trustee for deposit into the Series 2010-3 Collection Account; and
(iv)all Series 2010-3 Collections from any other source shall be either paid directly into the Series 2010-3 Collection Account or the Master Collateral Account at such times as such amounts are due and, in with respect to any such deposit into the Master Collateral Account, thereafter deposited into the Series 2010-3 Collection Account within seven (7) Business Days after such deposit thereof into the Master Collateral Account.
Notwithstanding the foregoing, insurance proceeds and warranty payments with respect to the Series 2010-3 Eligible Vehicles shall not be required to be deposited in the Master Collateral Account or the Series 2010-3 Collection Account, and may be held by RCFC or paid to Hertz, unless (i) a Series 2010-3 Amortization Event or HVF II Group II Liquidation Event has occurred and is continuing or (ii) a Series 2010-3 Amortization Event or HVF II Group II Liquidation Event would occur as a result of the failure to make such deposit.
RCFC agrees that if any Series 2010-3 Collections shall be received by RCFC in an account other than the Master Collateral Account, an RCFC Escrow Account or the Series 2010-3 Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by RCFC with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by RCFC for, and immediately paid over to the Trustee or the Collateral Agent, as applicable, with any necessary indorsement. All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Series Supplement (including amounts received from the Collateral Agent) shall be immediately deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account and shall be applied as provided in this Article VI or pursuant to the Master Exchange and Trust Agreement.
ARTICLE VII
APPLICATIONS AND DISTRIBUTIONS
With respect to the Series 2010-3 Note, the following shall apply:
Section 7.1.Allocations with Respect to the Series 2010-3 Note.
The net proceeds from the initial sale of the Series 2010-3 Note were deposited into the Series 2010-3 Collection Account. On each Business Day on which the proceeds of the initial sale of the Series 2010-3 Note or any Series 2010-3 Collections are deposited into the Series 2010-3 Collection Account (each such date, a “Series 2010-3 Deposit Date”), the Series 2010-3 Administrator shall direct the Trustee in writing to apply all amounts deposited into the Series 2010-3 Collection Account in accordance with the provisions of this Article VII.
Section 7.2.Payment of Note Principal. In addition to any Decreases effected pursuant to Section 2.3, on each Series 2010-3 Deposit Date, the Series 2010-3 Administrator will direct the Trustee to withdraw all amounts on deposit in the Series 2010-3 Collection Account that consist of Series 2010-3 Principal Collections and pay such amounts to the Series 2010-3 Noteholder as a payment of principal of the Series 2010-3 Note. The entire principal amount of the Series 2010-3 Note shall be due and payable on the Legal Final Payment Date.
Section 7.3.Application of Series 2010-3 Interest Collections.
On or prior to each Payment Date, RCFC shall instruct the Trustee in writing as to the amount to be applied pursuant to each of clauses (i) through (v) below to the extent funds are anticipated to be available from Series 2010-3 Interest Collections processed during the Series 2010-3 Interest Period ending on the day immediately preceding such Payment Date, and on such Payment Date the Trustee, acting in accordance with such instructions, shall withdraw from the Series 2010-3 Collection Account and apply such amounts as follows:
(i)first, an amount equal to the Series 2010-3 Monthly Interest for such Series 2010-3 Interest Period, to the Series 2010-3 Noteholder;
(ii)second, to the Series 2010-3 Administrator, in an amount equal to the Series 2010-3 Monthly Administration Fee for such Series 2010-3 Interest Period;
(iii)third, to the Trustee, in an amount equal to the aggregate of all Trustee fees, expenses and costs payable by RCFC in connection with the Base Indenture or the other Related Documents, if any, in each case that have accrued with respect to the Series 2010-3 Note during the Related Month;
(iv)fourth, to the Master Servicer, in an amount equal to the Monthly Servicing Fee with respect to such Payment Date;
(v)fifth, on a pro rata basis, to pay any Series 2010-3 Carrying Charges (excluding any amounts payable to the Series 2010-3 Administrator, the Master Servicer or the Trustee, which amounts shall be paid pursuant to the preceding clauses) to the Persons to whom such amounts are owed for such Series 2010-3 Interest Period;
provided that, it is understood and agreed that any payments of amounts constituting Series 2010-3 Carrying Charges pursuant to clauses (ii) through (v) above with respect to any Payment Date shall be deemed made prior to the determination and payment of any “Indenture Carrying Charges” under and as defined in any other Series Supplement.
Section 7.4.Payment by Wire Transfer.
On each Payment Date, pursuant to Sections 7.2 and 7.3 hereof, the Trustee shall cause the amounts (to the extent received by the Trustee) set forth in Section 7.2 or 7.3 to be paid by wire transfer of immediately available funds released from the Series 2010-3 Collection Account for credit to the account designated by the Series 2010-3 Noteholder.
Section 7.5.The Series 2010-3 Administrator’s Directions to Trustee; The Series 2010-3 Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment.
When any payment or deposit hereunder or under any other Series 2010-3 Related Document is required to be made by the Trustee at or prior to a specified time, the Series 2010-3 Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If the Series 2010-3 Administrator fails to give notice or instructions to make any payment from or deposit into the Series 2010-3 Collection Account required to be given by the Series 2010-3 Administrator, at the time specified in the Series 2010-3 Administration Agreement or any other Series 2010-3 Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from such Series 2010-3 Collection Account without such notice or instruction from the Series 2010-3 Administrator (and this Series Supplement shall constitute direction to the Trustee to do so), provided that the Series 2010-3 Administrator, upon request of the Trustee, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
RCFC hereby represents and warrants, for the benefit of the Trustee and the Series 2010-3 Noteholder and its assigns, that the following (i) was true as of the Series 2010-3 Closing Date (except in the case of Sections 8.4, 8.14 and 8.17) and (ii) is true as of the Series 2010-3 Restatement Effective Date (and, in the case of Section 8.8(ii), will be true as of the date of any amendment, modification or waiver of any Series 2010-3 Related Document):
Section 8. 1.Existence and Power.
RCFC (a) is a limited liability company or corporation duly formed, validly existing and in good standing under the laws of the State of Oklahoma, (b) is duly qualified to do business as a foreign limited liability company or corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Series 2010-3 Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Series 2010-3 Material Adverse Effect, and (c) has all limited liability company or corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Series Supplement and the other Series 2010-3 Related Documents (other than any transaction relating solely to one or more Other Segregated Series of Notes and/or Series of Notes), except to the extent that the failure to so qualify is not reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8. 2.Organizational and Governmental Authorization.
The execution, delivery and performance by RCFC of the Series 2010-3 Related Documents to which it is a party (a) is within RCFC’s limited liability company or corporate powers, (b) has been duly authorized by all necessary limited liability company or corporate action, (c) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained, except to the extent that the failure to take such action or effect such filing is not reasonably likely to result in a Series 2010-3 Material Adverse Effect and (d) does not contravene, or constitute a default under, any Requirements of Law with respect to RCFC or any Contractual Obligation with respect to RCFC or result in the creation or imposition of any Lien on any Series 2010-3 Collateral (other than Series 2010-3 Permitted Liens), except to the extent that such contravention or default is not reasonably likely to result in a Series 2010-3 Material Adverse Effect. Each Series 2010-3 Related Document to which RCFC is a party has been executed and delivered by a duly authorized officer of RCFC.

Section 8. 3.No Consent.
No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by RCFC of any Series 2010-3 Related Documents or for the performance by RCFC of any of RCFC’s obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by RCFC or as contemplated in Section 8.13 except to the extent that the failure to so obtain any such consent, approval or authorization, take any such action or effect any such registration, declaration or filing is not reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8. 4.Binding Effect.
Each Series 2010-3 Related Document in effect as of the close of business on the Series 2010-3 Restatement Effective Date, to which RCFC is a party is a legal, valid and binding obligation of RCFC enforceable against RCFC in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).
Section 8. 5.Litigation.
There is no action, suit, or proceeding pending against or, to the knowledge of RCFC, threatened against or affecting RCFC before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that would be reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8. 6.No ERISA Plan.
RCFC has not established and does not maintain or contribute to any Plan that is covered by Title IV of ERISA.
Section 8. 7.Tax Filings and Expenses.
RCFC has filed all federal, state and local tax returns and all other tax returns that, to the knowledge of RCFC, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by RCFC, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. RCFC has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company or corporation authorized to do business in each jurisdiction in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Series 2010-3 Material Adverse Effect.

Section 8. 8.Disclosure.
All certificates, reports, statements, documents and other information (other than any certificates, reports, statements, documents or other information relating solely to one or more Other Segregated Series of Notes and/or Series of Notes and, for the avoidance of doubt, other than any certificates, reports, statements, documents or other information relating to any financial statement of Hertz and its consolidated Subsidiaries) furnished to the Trustee by or on behalf of RCFC (i) pursuant to any provision of any Series 2010-3 Related Document or (ii) in connection with or pursuant to any amendment or modification of, or waiver under, the Series 2010-3 Related Documents, in each case, at the time the same are so furnished, shall be complete and correct to the extent necessary to give the Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee shall constitute a representation and warranty by RCFC made on the date the same are furnished to the Trustee to the effect specified herein.
Section 8. 9.Investment Company Act.
RCFC is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.
Section 8. 10.Regulations T, U and X.
The proceeds of the Series 2010-3 Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). RCFC is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.
Section 8. 11.Solvency.
Both before and after giving effect to the transactions contemplated by the Series 2010-3 Related Documents, RCFC is solvent within the meaning of the Bankruptcy Code and RCFC is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to RCFC.
Section 8. 12.Ownership of Equity Interests; Subsidiary.
All of the issued and outstanding equity interests of RCFC are owned by DTAG, all of which equity interests have been validly issued, are fully paid and non-assessable and are owned of record by Hertz, free and clear of all Liens other than Permitted Liens; provided however that, such equity interests in RCFC (the “SPV Issuer Equity”) may be pledged for the benefit of one or more Pledged Equity Secured Parties pursuant to any Pledged Equity Security Agreement as long as such Pledged Equity Security Agreement contains the Required Standstill Provisions. RCFC has no subsidiaries and owns no capital stock of, or other equity interest in, any other Person.

Section 8. 13.Security Interests.
(a)This Series Supplement constitutes a valid and continuing Lien on the Series 2010-3 Indenture Collateral and all Proceeds thereof in favor of the Trustee on behalf of the Series 2010-3 Noteholder, which Lien on the Series 2010-3 Indenture Collateral has been perfected and is prior to all other Liens (other than Permitted Liens), and the Collateral Agency Agreement constitutes a valid and continuing Lien on the Series 2010-3 RCFC Segregated Vehicle Collateral in favor of the Collateral Agent, which Lien on the Series 2010-3 RCFC Segregated Vehicle Collateral has been perfected and is prior to all other Liens (other than Permitted Liens) and, in each case, is enforceable as such as against creditors of and purchasers from RCFC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.
(b)RCFC has received all consents and approvals required by the terms of the Series 2010-3 Collateral to the pledge of the Series 2010-3 Collateral to the Trustee or the Collateral Agent, as the case may be.
(c)Other than the security interest granted to the Trustee under this Series Supplement and to the Collateral Agent under the Collateral Agency Agreement (and, for the avoidance of doubt, other than any security interest granted with respect to the Master Exchange Agreement, which security interest in any such case is limited to the extent such agreement relates to collateral other than the Series 2010-3 RCFC Segregated Vehicle Collateral), RCFC has not pledged, assigned, sold or granted a security interest in the Series 2010-3 Collateral. All action necessary (including the filing of UCC-1 financing statements, the assignment of rights under the Series 2010-3 Manufacturer Programs (other than to the extent they relate solely to the Segregated Collateral with respect to any Other Segregated Series of Notes) to the Collateral Agent and the notation of the Collateral Agent’s Lien on the Certificates of Title for all Vehicles constituting Series 2010-3 RCFC Segregated Vehicle Collateral) to protect and perfect the Trustee’s security interest in the Series 2010-3 Indenture Collateral and the Collateral Agent’s security interest in the Series 2010-3 RCFC Segregated Vehicle Collateral has been duly and effectively taken.
(d)No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing RCFC as debtor covering all or any part of the Series 2010-3 Collateral is on file or of record in any jurisdiction, except (i) such as may have been filed, recorded or made by RCFC in favor of the Trustee on behalf of the Series 2010-3 Noteholder in connection with this Series Supplement or the Collateral Agent in connection with the Collateral Agency Agreement, (ii) for the avoidance of doubt, such as covers the Master Exchange Agreement, which so covers such agreement solely to the extent such agreement relates to collateral other than the Series 2010-3 RCFC Segregated Vehicle Collateral, or (iii) such that has been terminated, and, subject to such exceptions and RCFC has not authorized and is not aware of any such filing.

(e)Except for a change made pursuant to Section 9.17, RCFC’s legal name is Rental Car Finance Corp. and its location within the meaning of Section 9-307 of the applicable UCC is the State of Oklahoma.
(f)Except for a change made pursuant to Section 9.17, (i) RCFC’s sole place of business and chief executive office shall be at 5330 East 31st Street, Tulsa, OK 74135 and the places where its records concerning the Series 2010-3 Collateral are kept are: (A) 5330 East 31st Street, Tulsa, OK 74135 and (B) 14501 Hertz Quail Springs Parkway, Oklahoma City, OK 73134 and (ii) RCFC’s jurisdiction of organization is Oklahoma. RCFC does not transact, and has not transacted, business under any other name.
(g)All authorizations in this Series Supplement for the Trustee to indorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Series 2010-3 Indenture Collateral and to take such other actions with respect to the Series 2010-3 Indenture Collateral authorized by this Series Supplement are powers coupled with an interest and are irrevocable.
(h)This Series Supplement creates a valid and continuing Lien (as defined in the New York UCC) in the Series 2010-3 Collection Account Collateral, the Series 2010-3 Collateral constituting Investment Property and the Series 2010-3 General Intangibles Collateral and all Proceeds thereof in favor of the Trustee on behalf of the Trustee for the benefit of the Series 2010-3 Noteholder, which Lien is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from RCFC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such security interest has been duly taken.
(i)The Series 2010-3 General Intangibles Collateral constitutes “general intangibles” within the meaning of the New York UCC.
(j)RCFC owns and has good and marketable title to the Series 2010-3 Collateral free and clear of any Liens (other than Permitted Liens).
(k)RCFC has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Series 2010-3 General Intangibles Collateral and the Series 2010-3 Collateral constituting Investment Property granted to the Trustee in favor of the Series 2010-3 Noteholder hereunder.
(l)RCFC is not aware of any judgment or tax lien filings against RCFC.
(m)RCFC is a Registered Organization.

Section 8. 14.Series 2010-3 Collateral Agreements.
The provisions of the Series 2010-3 Collateral Agreements in effect as of the close of business on the Series 2010-3 Restatement Effective Date relating to the Series 2010-3 Note are in full force and effect, and, as of the Series 2010-3 Restatement Effective Date, there is no continuing Series 2010-3 Amortization Event or Series 2010-3 Potential Amortization Event.
Section 8. 15.Non-Existence of Other Agreements.
Other than as permitted by the Series 2010-3 Related Documents and the Related Documents, (i) RCFC is not a party to any contract or agreement of any kind or nature and (ii) RCFC is not subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. The only activities RCFC has engaged in since its formation are those incidental or related to its formation, the authorization and the issue of Notes, the execution of the Series 2010-3 Related Documents and Related Documents, in each case to which it is a party, and the performance of the activities referred to in or contemplated by such agreements.
Section 8. 16.Compliance with Contractual Obligations and Laws.
RCFC is not (i) in violation of its Organizational Documents, (ii) in violation of any Requirement of Law with respect to RCFC, except to the extent any such violation is not reasonably likely to result in a Series 2010-3 Material Adverse Effect or (iii) in violation of any Contractual Obligation with respect to RCFC, except to the extent any such violation is not reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8. 17.Other Representations.
All representations and warranties of RCFC made in each Series 2010-3 Related Document in effect as of the close of business on the Series 2010-3 Restatement Effective Date (other than any representations or warranties set forth in the Base Indenture and other than any representations or warranties relating solely to one or more Other Segregated Series of Notes and/or Series of Notes) to which it is a party are true and correct and are repeated herein as though fully set forth herein (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
ARTICLE IX
COVENANTS
Section 9. 1.Payment of Series 2010-3 Note.
RCFC shall pay the principal of and interest on the Series 2010-3 Note when due pursuant to the provisions of this Series Supplement. Principal and interest shall be considered paid on the date due if the Series 2010-3 Noteholder holds on that date money designated for and sufficient to pay all principal and interest then due.

Section 9. 2.Maintenance of Office or Agency.
RCFC will maintain an office or agency where notices and demands to or upon RCFC in respect of the Series 2010-3 Note and this Series Supplement may be served, and where, at any time when RCFC is obligated to make a payment of principal of, and premium, if any, upon, the Series 2010-3 Note, the Series 2010-3 Note may be surrendered for payment. RCFC will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time RCFC shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
RCFC may also from time to time designate one or more other offices or agencies where the Series 2010-3 Note may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. RCFC will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
RCFC hereby designates the Corporate Trust Office as one such office or agency of RCFC.
Section 9. 3.Payment of Taxes and Governmental Obligations.
RCFC will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.
Section 9. 4.Conduct of Business and Maintenance of Existence.
RCFC will maintain its existence as a limited liability company or corporation validly existing, and in good standing under the laws of the State of Oklahoma and duly qualified as a foreign limited liability company or corporation licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 9. 5.Compliance with Laws.
RCFC will comply in all respects with all Requirements of Law with respect to RCFC, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such noncompliance is not reasonably likely to result in a Series 2010-3 Material Adverse Effect and will not result in a Lien (other than a Permitted Lien) on any of the Series 2010-3 Collateral.
Section 9. 6.Notice of Defaults.
Within five (5) Business Days of any Authorized Officer of RCFC obtaining actual knowledge of (i) any Series 2010-3 Potential Amortization Event, Series 2010-3 Amortization Event or any HVF II Group II Liquidation Event, or (ii) any default under any other Series 2010-3 Collateral Agreement (other than any Amortization Event), any Series 2010-3 Related Documents or under any Series 2010-3 Manufacturer Program, RCFC shall give the Trustee notice thereof, together with an Officer’s Certificate of RCFC setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by RCFC.
Section 9. 7.Notice of Material Proceedings.
Within five (5) Business Days of any Authorized Officer of RCFC obtaining actual knowledge thereof, RCFC shall give the Trustee written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting RCFC that is reasonably likely to have a Series 2010-3 Material Adverse Effect.
Section 9. 8.Further Requests.
RCFC will promptly furnish to the Trustee such other information relating to the Series 2010-3 Note as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated by this Series Supplement.
Section 9. 9.Further Assurances.
(a)RCFC shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Series 2010-3 Indenture Collateral on behalf of the Series 2010-3 Noteholder and of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral as a perfected security interest subject to no other Liens (other than Series 2010-3 Permitted Liens), to carry into effect the purposes of the Series 2010-3 Related Documents or to better assure and confirm unto the Trustee or the Series 2010-3 Noteholder their rights, powers and remedies hereunder including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby or pursuant to the Collateral Agency Agreement.
(b)Without limiting the generality of the foregoing provisions of this Section 9.9(b), RCFC shall take all actions that are required to maintain the security interest of the Trustee in the Series 2010-3 Indenture Collateral and of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral as a perfected security interest subject to no other Liens (other than Series 2010-3 Permitted Liens), including (i) filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing, (ii) causing the Lien of the Collateral Agent to be noted on all Certificates of Title relating to Series 2010-3 RCFC Segregated Vehicle Collateral and (iii) causing the Master Servicer, as agent for the Collateral Agent, to hold in trust such Certificates of Title for the benefit of the Collateral Agent in accordance with Section 2.6 of the Collateral Agency Agreement.

(c)If RCFC fails to perform any of its agreements or obligations under Section 9.9(a) or (b), then, at the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes, the HVF II Trustee shall perform such agreement or obligation, and the expenses of the HVF II Trustee incurred in connection therewith shall be payable by RCFC upon the HVF II Trustee’s demand therefor. Each of the Trustee and HVF II Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Series 2010-3 Indenture Collateral.
(d)If any amount payable under or in connection with any of the Series 2010-3 Indenture Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.
(e)RCFC shall warrant and defend the Trustee’s right, title and interest in and to the Series 2010-3 Indenture Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Series 2010-3 Noteholder, against the claims and demands of all Persons whomsoever.
(f)On or before March 31 of each calendar year, commencing with March 31, 2015, RCFC shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Series Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the lien and security interest created by this Series Supplement in the Series 2010-3 Indenture Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Series Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Series Supplement in the Series 2010-3 Indenture Collateral until March 31 in the following calendar year.
Section 9. 10.Liens.
RCFC will not create, incur, assume or permit to exist any Lien upon any of its property other than (i) Liens in favor of the Trustee for the benefit of the Noteholders and (ii) other Permitted Liens. RCFC will not create, incur, assume or permit to exist any Lien upon any of the Series 2010-3 Collateral, other than (i) Liens in favor of the Trustee for the benefit of the Series 2010-3 Noteholder and (ii) other Series 2010-3 Permitted Liens.

Section 9. 11.Other Indebtedness.
RCFC will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than Indebtedness under the Base Indenture, any Series Supplement, any Series 2010-3 Related Document or any Related Document.
Section 9. 12.No ERISA Plan.
RCFC shall not establish or maintain or contribute to any Plan that is covered by Title IV of ERISA.
Section 9. 13.Mergers.
RCFC will not be a party to any merger or consolidation, other than a merger or consolidation of RCFC into or with another Person if:
(a)the Person formed by such consolidation or into or with which RCFC is merged shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, and if RCFC is not the surviving entity, shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, the performance of every covenant and obligation of RCFC hereunder and under all other Series 2010-3 Related Documents to which RCFC is a party;
(b)    RCFC has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental agreement comply with this Section 9.13;
(c)    the HVF II Group II Rating Agency Condition with respect to each HVF II Series of Group II Notes outstanding shall have been satisfied with respect to such merger or consolidation; and
(d)    RCFC has delivered to the Trustee an Opinion of Counsel stating that RCFC or the Person formed by such consolidation or merger would not be substantively consolidated with any immediate and direct parent of such Person as a result of an Event of Bankruptcy with respect to any such parent.

Section 9. 14.Sales of Assets.
(a)RCFC will not sell, lease, transfer, liquidate or otherwise dispose of any of its property except as contemplated by the Series 2010-3 Related Document or any other Related Document.
(b)RCFC will not sell any Series 2010-3 Eligible Vehicle to any Affiliate of RCFC on any date for less than the Net Book Value of such Series 2010-3 Eligible Vehicle as of such date.

Section 9. 15.Acquisition of Assets.
RCFC will not acquire, by long-term or operating lease or otherwise, any property except in accordance with the terms of the Series 2010-3 Related Documents or any other Related Document.
Section 9. 16.Dividends, Officers’ Compensation, etc.
RCFC will not declare or pay any distributions on any of its equity interests; provided however that, so long as no Series 2010-3 Amortization Event, Series 2010-3 Potential Amortization Event or HVF II Group II Liquidation Event has occurred and is continuing or would result therefrom, RCFC may declare and pay distributions to the extent permitted under the laws of the State of Oklahoma. RCFC will not pay any wages or salaries or other compensation to its officers, directors, employees or others except out of earnings computed in accordance with GAAP.
Section 9. 17.Legal Name; Location Under Section 9-307.
RCFC will neither change its location (within the meaning of Section 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee and the Collateral Agent. In the event that RCFC desires to so change its location or change its legal name, RCFC will make any required filings and prior to actually changing its location or its legal name RCFC will deliver to the Trustee and the Collateral Agent (i) an Officer’s Certificate of RCFC and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Series 2010-3 Noteholder in the Series 2010-3 Indenture Collateral and the perfected interest of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral in respect of the new location or new legal name of RCFC and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
Section 9. 18.Investments.
RCFC will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than in accordance with the Series 2010-3 Related Documents or any other Related Documents and, in addition, without limiting the generality of the foregoing, RCFC will not direct the investment of funds in the Series 2010-3 Collection Account or any RCFC Escrow Account in a manner that would have the effect of causing RCFC to be an “investment company” within the meaning of the Investment Company Act.
Section 9. 19.No Other Agreements.
RCFC will not enter into or be a party to any agreement or instrument other than any Related Document (including, for the avoidance of doubt, any Series 2010-3 Related Document), any documents related to any Enhancement, any document to effect a merger or consolidation permitted pursuant to Section 9.13 or any documents and agreements incidental or related to any of the foregoing.

Section 9. 20.Other Business.
RCFC will not engage in any business or enterprise or enter into any transaction other than the acquisition, financing, leasing and disposition of the RCFC Master Collateral Vehicles, the related exercise of its rights related thereto, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing.
Section 9. 21.Maintenance of Separate Existence.
RCFC will comply with all of the covenants relating to the maintenance of its separate existence as set forth in Section 7.26 of the Base Indenture, except that all references therein to “Related Documents” shall be deemed to refer to the “Series 2010-3 Related Documents and any other Related Documents”.
Section 9. 22.Actions under the Series 2010-3 Collateral Agreements.
(a)RCFC will cause the Master Servicer to comply, in accordance with the Servicing Standard, with respect to all of RCFC’s obligations under the Series 2010-3 Manufacturer Programs and will not take or permit the Master Servicer to take any actions that would invalidate such Series 2010-3 Manufacturer Programs with respect to any Series 2010-3 Program Vehicle.
(b)Except as permitted in Section 9.22(c), RCFC will not take any action that would permit Hertz, the Qualified Intermediary, or any other Person to have the right to refuse to perform any of its respective obligations under any of the Series 2010-3 Collateral Agreements (other than the Series 2010-3 Manufacturer Programs) or any other instrument or agreement included in the Series 2010-3 Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Series 2010-3 Collateral Agreement (other than any Series 2010-3 Manufacturer Program) or any such instrument or agreement, in each case solely to the extent relating to or otherwise affecting the Series 2010-3 Collateral or the Series 2010-3 Note Obligations.
(c)Except as permitted in Section 4.2(a), RCFC agrees that it will not, without the prior written consent of the Series 2010-3 Noteholder and the HVF II Trustee acting at the written direction of the HVF II Requisite Group II Investors, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Series 2010-3 Collateral Agreement (other than a Series 2010-3 Manufacturer Program) or under any instrument or agreement included in the Series 2010-3 Indenture Collateral (other than, for the avoidance of doubt, any Series 2010-3 Manufacturer Program), take any action to compel or secure performance or observance by any such obligor of its obligations to RCFC or give any consent, request, notice, direction, approval, extension or waiver with respect to any such obligor. Subject to Section 11.7, RCFC agrees that it will not, without the prior written consent of the Series 2010-3 Noteholder and the HVF II Trustee, acting at the written direction of the HVF II Requisite Group II Investors, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Series 2010-3 Related Documents (other than, for the avoidance of doubt, any Series 2010-3 Manufacturer Program) or consent to the assignment of any of the Series 2010-3 Related Documents (other than, for the avoidance of doubt, any Series 2010-3 Manufacturer Program) by any other party thereto (collectively, the “Series 2010-3 Related Document Actions”); provided that, with respect to any Series 2010-3 Related Document Action that does not adversely affect in any material respect one or more HVF II Series of Group II Notes, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee, each such HVF II Series of Group II Notes will be deemed not Outstanding for purposes of the foregoing consent (and the calculation of the HVF II Requisite Group II Investors (including the HVF II Aggregate Group II Principal Amount) will be modified accordingly); provided further that if any such Series 2010-3 Related Document Action does not materially adversely affect any HVF II Series of Group II Notes, as evidenced by an Officer’s Certificate of RCFC, RCFC shall be entitled to effect such Series 2010-3 Related Document Action without the prior written consent of the Series 2010-3 Noteholder or the HVF II Trustee. Notwithstanding the foregoing, RCFC may terminate the Master Exchange and Trust Agreement pursuant to its terms at any time.
(d)Upon the occurrence of a Servicer Default, RCFC shall not, without the prior written consent of the HVF II Trustee acting at the written direction of the HVF II Requisite Group II Investors, terminate the Master Servicer or appoint a successor Master Servicer in accordance with the Series 2010-3 Lease or the Collateral Agency Agreement and RCFC shall terminate the Master Servicer and appoint a successor servicer in accordance with the Series 2010-3 Lease and the Collateral Agency Agreement if and when so directed by the HVF II Trustee acting at the written direction of the HVF II Requisite Group II Investors. For the avoidance of doubt, RCFC shall not at any time terminate the Master Servicer or appoint a successor Master Servicer in accordance with the Series 2010-3 Lease or the Collateral Agency Agreement, in any such case, if a Servicer Default is not continuing at such time.
Section 9. 23.Inspection of Property, Books and Records.
RCFC will keep proper books of record and account in which full, true and correct entries shall be made of all its dealings, transactions in relation to the Series 2010-3 Indenture Collateral and its business activities sufficient to prepare financial statements in accordance with GAAP, and will permit the Trustee and the HVF II Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and directors, all at such reasonable times upon reasonable notice and as often as may reasonably be requested. In addition, RCFC agrees to permit such access as is required by the Series 2013-B Noteholder to comply with any inspection or access provisions set forth in and in accordance with any Group II Related Documents (as defined in the HVF II Group II Supplement).
Section 9. 24.Market Value Procedures. RCFC shall comply with the Market Value Procedures in all material respects.

ARTICLE XI
AMORTIZATION EVENTS AND REMEDIES
Section 10. 1.Amortization Events.
If any of the following shall occur:
(a)RCFC defaults in the payment of (i) any interest on, the Series 2010-3 Note when the same becomes due and payable and such default continues for at least five (5) consecutive Business Days or (ii) any other amount payable in respect of the Series 2010-3 Note (other than the payments described in clause (b) below) when the same becomes due and payable and such default continues for at least ten (10) consecutive Business Days;
(b)all principal of and interest on the Series 2010-3 Note is not paid in full on or before the Series 2010-3 Commitment Termination Date;
(c)the Series 2010-3 Lease is terminated for any reason (other than, for the avoidance of doubt, with respect to a termination as to a Resigning Lessee as a result of such Resigning Lessee’s delivery of a Lessee Resignation Notice in accordance with Section 26 of the Series 2010-3 Lease);
(d)the occurrence of an Event of Bankruptcy with respect to RCFC, DTAG, DTG or Hertz;
(e)the Series 2010-3 Aggregate Asset Amount shall be less than the Series 2010-3 Asset Coverage Threshold Amount for at least ten (10) consecutive Business Days;
(f)the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that RCFC is an “investment company” or is under the “control” of an “investment company” under the Investment Company Act;
(g)any Series 2010-3 Lease Payment Default shall have occurred and be continuing;
(h)the Series 2010-3 Collection Account, the Master Collateral Account containing amounts relating to Series 2010-3 Eligible Vehicles or any RCFC Escrow Account shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2010-3 Permitted Lien) and thirty (30) consecutive days shall have elapsed without such Lien having been released or discharged;
(i)other than as a result of a Series 2010-3 Permitted Lien, either (i) the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2010-3 Indenture Collateral or (ii) the Collateral Agent shall for any reason cease to have a valid and perfected first priority security interest in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3

RCFC Segregated Vehicle Collateral), or with respect to either of the foregoing clause (i) or (ii), any of any Lessee, RCFC or any Affiliate of either so asserts in writing;
(j)any Series 2010-3 Operating Lease Event of Default (other than a Series 2010-3 Lease Payment Default) shall have occurred and be continuing;
(k)a Servicer Default or a Series 2010-3 Administrator Default shall have occurred and be continuing;
(l)RCFC fails to comply with any of its other agreements or covenants (other than any agreements or covenants as set forth in Article VII of the Base Indenture or relating solely to one or more Other Segregated Series of Notes) in any Segregated Series 2010-3 Document and the failure to so comply materially and adversely affects the interests of the Series 2010-3 Noteholder and continues to materially and adversely affect the interests of the Series 2010-3 Noteholder for at least thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of RCFC obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to an Authorized Officer of RCFC by the Trustee or to an Authorized Officer of RCFC and the Trustee by the Series 2010-3 Administrator;
(m)any representation (other than any representation set forth in the Base Indenture and other than any representation relating solely to any Other Segregated Series of Notes) made by RCFC in this Series Supplement or any other Series 2010-3 Related Document is false and such false representation materially and adversely affects the interests of the Series 2010-3 Noteholder and the event or condition that caused such representation to have been false continues for at least thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of RCFC obtains knowledge thereof or (ii) the date that written notice thereof is given to an Authorized Officer of RCFC by the Trustee or to an Authorized Officer of RCFC and the Trustee by the Series 2010-3 Administrator;
(n)there shall have been filed against Hertz, DTAG, DTG or RCFC either (i) a notice of a federal tax lien from the Internal Revenue Service, (ii) a notice of a Lien from the Pension Benefit Guaranty Corporation under the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a Plan to which either of such sections applies or (iii) a notice of any other Lien (other than a Permitted Lien) that would reasonably be expected to attach to the assets of RCFC or any RCFC Escrow Account and thirty (30) consecutive days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;
(o)any of the Series 2010-3 Related Documents or any material portion thereof relating to any of the Series 2010-3 Note or the Series 2010-3 Collateral shall cease, for any reason, to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the Series 2010-3 Related Documents), or Hertz, DTAG, DTG or RCFC shall so assert in writing and such written assertion shall not have been rescinded within thirty (30) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (i) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to any party to any such agreement (other than RCFC or Hertz in any capacity)) or (ii) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the Series 2010-3 Related Documents; or
(p)an HVF II Group II Amortization Event shall have occurred and be continuing.
Then in the case of:
(i)any event described in clauses (a) through (g) above and clause (p), a “Series 2010-3 Amortization Event” shall immediately occur without any notice or other action on the part of the Trustee or any other Person; and
(ii)any event described in clauses (h) through (o) above, so long as such event is continuing, either the Trustee may, by written notice to RCFC, or the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes may, by written notice to RCFC and the Trustee, declare that a “Series 2010-3 Amortization Event” has occurred as of the date of such notice.
A Series 2010-3 Amortization Event described in clauses (a) through (g), (l) (with respect to (I) any agreement, covenant or provision in the Base Indenture that requires the consent of Series 2010-3 Noteholders holding 100% of the Series 2010-3 Principal Amount or that otherwise prohibits RCFC from taking any action without the consent of Series 2010-3 Noteholders holding 100% of the Series 2010-3 Principal Amount or (II) any agreement, covenant or provision in the Series 2010-3 Note, this Series Supplement or any other Series 2010-3 Related Document the amendment or modification of which requires the consent of each HVF II Group II Noteholder or that otherwise prohibits RCFC from taking any action without the consent of each HVF II Group II Noteholder), (p) (with respect to any HVF II Group II Amortization Event the waiver of which pursuant to any “Group II Related Document” or “Group II Series Related Document”, in each case, as defined under the HVF II Group II Indenture, requires the consent of each HVF II Group II Noteholder), and any Series 2010-3 Potential Amortization Event relating to any such Series 2010-3 Amortization Event, may be waived solely with the written consent of each HVF II Group II Noteholder. Any other Series 2010-3 Amortization Event described in clauses (h), (i), (j), (k), (l) (other than with respect to (I) any agreement, covenant or provision in the Base Indenture that requires the consent of Series 2010-3 Noteholders holding 100% of the Series 2010-3 Principal Amount or that otherwise prohibits RCFC from taking any action without the consent of Series 2010-3 Noteholders holding 100% of the Series 2010-3 Principal Amount or (II) any agreement, covenant or provision in the Series 2010-3 Note, this Series Supplement or any other Series 2010-3 Related Document the amendment or modification of which requires the consent of each HVF II Group Noteholder or that otherwise prohibits RCFC from taking any action without the consent of each HVF II Group II Noteholder), (m), (n), (o) or (p) (other than with respect to any HVF II Group II Amortization Event the waiver of which pursuant to any “Group II Related Document” or “Group II Series Related Document”, in each case, as defined under the HVF II Group II Indenture, requires the consent of each HVF II Group II Noteholder) above may be waived with the written consent of both HVF II, as the Series 2010-3 Noteholder, and the HVF II Requisite Group II

Investors.
For the avoidance of doubt, notwithstanding anything herein to the contrary, any Series 2010-3 Amortization Event described in clauses (h) and (i) above shall be curable at any time.
For the avoidance of doubt, with respect to any Series 2010-3 Potential Amortization Event, if the event or condition giving rise (directly or indirectly) to such Series 2010-3 Potential Amortization Event ceases to be continuing (through cure, waiver or otherwise), then such Series 2010-3 Potential Amortization Event will cease to exist and will be deemed to have been cured for every purpose under the Series 2010-3 Related Documents.
Section 10. 2.Rights of the Trustee upon Amortization Event or Certain Other Events of Default.
(a)General. If any Series 2010-3 Amortization Event shall have occurred and be continuing, the Trustee may, and at the written direction of the HVF II Requisite Group II Investors, shall, direct RCFC and the Collateral Agent to exercise (and RCFC agrees to exercise) all rights, remedies, powers, privileges and claims, if any, of RCFC relating to the Series 2010-3 Collateral against any party to any Series 2010-3 Related Documents arising as a result of the occurrence of such Series 2010-3 Amortization Event, including the right or power to take any action to compel performance or observance by any such party of its obligations to RCFC as such obligations relate to the Series 2010-3 Collateral; provided however that, if such Series 2010-3 Amortization Event results in an HVF II Amortization Event with respect to less than all HVF II Series of Group II Notes Outstanding, then the Trustee’s rights and remedies pursuant to the provisions of this Section 10.2(a) shall, to the extent not detrimental to the rights of the holders of the HVF II Series of Group II Notes Outstanding with respect to which no HVF II Amortization Event shall have occurred, be limited to rights and remedies pertaining only to those HVF II Series of Group II Notes with respect to which an HVF II Amortization Event has occurred and is continuing and the Trustee shall exercise such rights and remedies at the written direction of the HVF II Noteholders holding in excess of 50% of the aggregate HVF II Principal Amount of all such HVF II Series of Group II Notes with respect to which an HVF II Amortization Event has occurred, to the extent that such rights and remedies relate to Series 2010-3 Collateral or the Series 2010-3 Note Obligations.
(b)HVF II Group II Liquidation Event. If an HVF II Group II Liquidation Event shall have occurred and be continuing with respect to an HVF II Series of Group II Notes, then the Trustee may, and, at the written direction of the HVF II Requisite Group II Investors (in the case where such HVF II Group II Liquidation Event is with respect to all HVF II Series of Group II Notes) or at the written direction of the HVF II Required Series Noteholders of any HVF II Series of Group II Notes with respect to which such HVF II Group II Liquidation Event shall have occurred (in the case where such HVF II Group II Liquidation Event is with respect to less than all HVF II Series of Group II Notes), shall, promptly instruct the Collateral Agent to return or to cause RCFC or the applicable Lessees to return Series 2010-3 Program Vehicles to the related Series 2010-3 Manufacturers and to sell Series 2010-3 Non-Program Vehicles or cause Series 2010-3 Non-Program Vehicles to be sold to third parties in an aggregate amount sufficient to pay the lesser of all interest on and principal of such HVF II Series of Group II Notes experiencing an HVF II Group II Liquidation Event and the amount payable in respect of such HVF II Series of Group II Notes after the occurrence of such HVF II Group II Liquidation Event as set forth in the HVF II Group II Supplement, taking into account the availability of proceeds of all other vehicles being disposed of that have been pledged to secure such HVF II Series of Group II Notes, and to the extent that any Series 2010-3 Manufacturer fails to accept any such Series 2010-3 Program Vehicles under the terms of the applicable Series 2010-3 Manufacturer Program to direct the Collateral Agent to liquidate or to cause RCFC or the applicable Lessees to liquidate such Series 2010-3 Program Vehicles in accordance with the rights of RCFC under the Series 2010-3 Lease; provided, however, that the Collateral Agent, the Trustee and RCFC shall not select the Series 2010-3 Program Vehicles to be returned to the related Series 2010-3 Manufacturers and the Series 2010-3 Non-Program Vehicles to be sold to third parties in a manner that adversely affects in any material respect the interests of the HVF II Group II Noteholders of any HVF II Group II Notes in comparison to the interests of the HVF II Group II Noteholders of any other HVF II Series of Group II Notes.
(c)Subject to the terms and conditions of this Series Supplement, if a Series 2010-3 Amortization Event occurs and is continuing, then any of the Trustee or the HVF II Trustee may pursue any remedy available to it on behalf of the Series 2010-3 Noteholder under applicable law or in equity to collect the payment of principal of or interest on the Series 2010-3 Note or to enforce the performance of any provision of such Series 2010-3 Note or this Series Supplement.
(d)Any of the Trustee or the HVF II Trustee may maintain a proceeding even if it does not possess the Series 2010-3 Note or does not produce it in the proceeding, and any such proceeding instituted by the Trustee or the HVF II Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.
(e)Notwithstanding anything in this Section 10.2 to the contrary, the Trustee’s and the HVF II Trustee’s rights and remedies pursuant to the provisions of this Section 10.2 shall be exercised only to the extent that (i) such exercise is not detrimental to the rights of the holders of the Notes or any Other Segregated Series of Notes and (ii) such rights and remedies relate solely to the Series 2010-3 Collateral or Series 2010-3 Note Obligations.
(f)Any amounts relating to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations obtained by the Trustee or the HVF II Trustee (or by the Collateral Agent at the written direction of the Trustee or the HVF II Trustee) on account of or as a result of the exercise by the Trustee or the HVF II Trustee of any right shall be held by the Trustee or the HVF II Trustee as additional collateral for the repayment of Series 2010-3 Note Obligations and shall be applied as provided in Article VII.
(g)Failure of RCFC or the Collateral Agent to Take Action. If
(i)RCFC or the Collateral Agent shall have failed, within ten (10) Business Days of receiving the direction of the Trustee or the HVF II Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to clauses (a) or (b) above,
(ii)RCFC or the Collateral Agent refuses to take such action, or
(iii)subject to Section 10.2(e), the Trustee reasonably determines that such action must be taken immediately, then the Trustee may (and at the written direction of the HVF II Requisite Group II Investors (in the case where such HVF II Group II Liquidation Event is with respect to all HVF II Series of Group II Notes) or at the written direction of the HVF II Required Series Noteholders of any HVF II Series of Group II Notes with respect to which such HVF II Group II Liquidation Event shall have occurred (in the case where such HVF II Group II Liquidation Event is with respect to less than all HVF II Series of Group II Notes) shall) take such previously directed action pursuant to and in accordance with Section 10.2(a) or (b) (and any related action as permitted under this Series Supplement thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Series Supplement to direct RCFC or the Collateral Agent to take such action). The Trustee may direct the Collateral Agent to institute legal proceedings for the appointment of a receiver or receivers to take possession of the Series 2010-3 Eligible Vehicles pending the sale thereof pursuant either to the powers of sale granted by the this Series Supplement, the Collateral Agency Agreement and the other Series 2010-3 Related Documents or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Series Supplement.
(h)Sale of Series 2010-3 Collateral. Upon any sale of any of the Series 2010-3 Collateral directly by the Trustee, or by the Collateral Agent at the written direction of the Trustee, whether made under the power of sale given under this Section 10.3(h) or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Base Indenture or this Series Supplement:
(i)the Trustee and any Noteholder may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;
(ii)the Trustee, or the Collateral Agent at the written direction of the Trustee, may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;
(iii)all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of RCFC of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against RCFC, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under RCFC or its successors or assigns;

(iv)the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and
(v)to the extent that it may lawfully do so, RCFC agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Series 2010-3 Eligible Vehicles shall be sold, now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance or enforcement of this Series Supplement.
Section 10. 3.Control by Series 2010-3 Required Noteholders.
With respect to any proceeding for any remedy available to the Trustee on behalf of the Series 2010-3 Noteholder or exercising any trust or power conferred on the Trustee relating to the Series 2010-3 Note Obligations or the Series 2010-3 Collateral, the HVF II Requisite Group II Investors (in the case where such remedy is with respect to all HVF II Series of Group II Notes) or the HVF II Required Series Noteholders of any HVF II Series of Group II Notes with respect to which such remedy shall benefit (in the case where such remedy is with respect to less than all HVF II Series of Group II Notes) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee on behalf of the Series 2010-3 Noteholder or exercising any trust or power conferred on the Trustee relating to the Series 2010-3 Note Obligations or the Series 2010-3 Collateral. However, subject to Section 9.1 of the Base Indenture, the Trustee may refuse to follow any direction that conflicts with law, the Base Indenture or this Series Supplement, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.
Section 10. 4.Collection Suit by the Trustee.
If any Series 2010-3 Amortization Event arising from the failure to make a payment in respect of the Series 2010-3 Note occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against RCFC for the whole amount of principal and interest remaining unpaid on the Series 2010-3 Note and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; provided that, the Trustee shall not be permitted to recover such a judgment from any RCFC Collateral or any Segregated Collateral relating to any Other Segregated Series of Notes Outstanding.

Section 10. 5.The Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Series 2010-3 Noteholder relating to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations allowed in any judicial proceedings relative to RCFC (or any other obligor upon the Series 2010-3 Note), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by the Series 2010-3 Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Series 2010-3 Noteholder, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.5 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which such Series 2010-3 Noteholder may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any such Series 2010-3 Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Series 2010-3 Note or the rights of the Series 2010-3 Noteholder, or to authorize the Trustee to vote in respect of the claim of the Series 2010-3 Noteholder in any such proceeding.
Section 10. 6.Priorities.
If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article VII and Article X.
Section 10. 7.Rights and Remedies Cumulative.
No right or remedy herein conferred upon or reserved to the Trustee or Series 2010-3 Noteholder is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Series Supplement or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Series Supplement, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 10. 8.Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any holder of any Series 2010-3 Note to exercise any right or remedy accruing upon any Series 2010-3 Amortization Event shall impair any such right or remedy or constitute a waiver of any such Series 2010-3 Amortization Event or an acquiescence therein. Every right and remedy given by this Article X or Article VIII of the Base Indenture or by law to the Trustee or to the Series 2010-3 Noteholder may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Series 2010-3 Noteholder, as the case may be. For the avoidance of doubt, this Section 10.8 shall be subject to and qualified in its entirety by the final paragraph of Section 11.7.
ARTICLE XI
GENERAL
Section 11. 1.Optional Redemption of the Series 2010-3 Note.
The Series 2010-3 Note shall be subject to repurchase (in whole) by RCFC at its option on any Payment Date, upon three (3) Business Days’ prior written notice to the Trustee at any time (the “Series 2010-3 Repurchase Date”). In connection with any such purchase, the repurchase price for the Series 2010-3 Note shall equal the Series 2010-3 Note Repurchase Amount as of the Series 2010-3 Note Repurchase Date. Not later than 5:00 p.m. (New York City time) on the date set for purchase, an amount equal to the Series 2010-3 Note Repurchase Amount will be deposited into the Series 2010-3 Collection Account in immediately available funds. The funds deposited into the Series 2010-3 Collection Account or distributed to the Trustee or the Paying Agent will be passed through in full to the Series 2010-3 Noteholders on such date.
Section 11. 2.Information.
(a)RCFC shall provide HVF II with all information available to it that is necessary for HVF II to prepare or cause to be prepared all reports and statements required to be prepared and delivered by HVF II pursuant to the HVF II Group II Indenture with respect to the Series 2010-3 Note at the times and to the Persons specified in the HVF II Group II Indenture.
(b)RCFC shall cause the Series 2010-3 Administrator to notify RCFC and the Trustee, on each Business Day, of all amounts that were paid directly to the HVF II Trustee or deposited into the HVF II Group II Collection Account pursuant to and in accordance with the provisions of the Master Exchange and Trust Agreement.
Section 11. 3.Exhibits.
The following exhibits attached hereto supplement the exhibits included in the Base Indenture.
Exhibit A:    Form of Series 2010-3 Variable Funding Rental Car Asset Backed Note
Exhibit B:    Form of Series 2010-3 Monthly Servicing Certificate
Exhibit C:    Form of Advance Request
Exhibit D:    Form of Purchaser’s Letter

Section 11. 4.Ratification of Base Indenture.
As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.
Section 11. 5.Counterparts.
This Series Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Series Supplement.
Section 11. 6.Governing Law.
THIS SERIES SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
Section 11. 7.Amendments.
(a)The provisions of this Series Supplement may be amended, modified or waived from time to time in accordance with the terms of the Base Indenture; provided that, if, pursuant to the terms of the Base Indenture or this Series Supplement, the consent of the Required Noteholders of this Series of Notes is required for an amendment or modification of this Series Supplement, then such requirement shall be satisfied if such amendment or modification is consented to by the Series 2010-3 Noteholder and the HVF II Requisite Group II Investors; provided further that, with respect to any such amendment or modification that does not adversely affect in any material respect one or more HVF II Series of Group II Notes, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee, each such HVF II Series of Group II Notes will be deemed not Outstanding for purposes of the foregoing consent (and the calculation of the HVF II Requisite Group II Investors (including the HVF II Aggregate Group II Principal Amount) will be modified accordingly); provided further that, no consent of any Person shall be required (i) to amend, modify or supplement the definition of “Series 2010-3 Maximum Principal Amount” to effect any increase or decrease with respect thereto (other than any decrease that would immediately thereafter result in the HVF II Aggregate Group II Leasing Company Note Principal Amount being lower than the HVF II Aggregate Group II Principal Amount) or (ii) to amend, modify or supplement the definitions of “Special Term”, “Series 2010-3 Commitment Termination Date” or “Series 2010-3 Advance Rate”; provided further that, any amendment or other modification to this Series Supplement or any of the other Series 2010-3 Related Documents that would amend or modify this Section 11.7 or otherwise amend or modify any provision relating to the amendment or modification of this Series Supplement, shall require the prior written consent of each HVF II Group II Noteholder other than any HVF II Group II Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee.
(b)Notwithstanding the foregoing:
(i)any change to the definition of the terms “HVF II Group II Aggregate Asset Amount Deficiency”, “HVF II Group II Liquidation Event”, “HVF II Requisite Group II Investors”, “HVF II Principal Amount” or “HVF II Required Series Noteholders” shall require the consent of each HVF II Group II Noteholder other than any HVF II Group II Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee;
(ii)any amendment, waiver or other modification that would amend or otherwise modify Section 7.2, Section 7.3 and any Series 2010-3 Amortization Event shall require the consent of each HVF II Group II Noteholder other than any HVF II Group II Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee;
(iii)any amendment, waiver or other modification that would reduce the interest then payable or the principal amount of the Series 2010-3 Note (other than any such reduction in principal amount that would not immediately thereafter result in the HVF II Aggregate Group II Leasing Company Note Principal Amount being lower than the HVF II Aggregate Group II Principal Amount) shall require the consent of each HVF II Group II Noteholder other than any HVF II Group II Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee; and
(iv)any amendment, waiver or other modification that would (A) approve the assignment or transfer by RCFC of any of its rights or obligations under any Segregated Series 2010-3 Document to which it is a party, except pursuant to the express terms hereof or thereof, or (B) release any obligor under any Segregated Series 2010-3 Document to which it is a party, except pursuant to the express terms thereof, shall require in each case the consent of the HVF II Group II Required Noteholders.
No failure or delay on the part of the Series 2010-3 Noteholder or the Trustee in exercising any power or right under this Series Supplement or any other Series 2010-3 Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right; provided that, for the avoidance of doubt, any exercise of any such right or power shall remain subject to each condition expressly specified in any Series 2010-3 Related Document with respect to such exercise.
Section 11. 8.Electronic Execution.
This Series Supplement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means (e.g., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Series Supplement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
Section 11. 9.Termination of Series Supplement.
(a)This Series Supplement shall cease to be of further effect when (i) the Outstanding Series 2010-3 Note theretofore authenticated and issued has been delivered to the Trustee for cancellation, and (ii) RCFC has paid all sums payable hereunder.
(b)The representations and warranties set forth in Article VIII of this Series Supplement shall survive and may not be waived for so long as the Series 2010-3 Note is Outstanding.
Section 11. 10.Discharge of Indenture.
Notwithstanding anything to the contrary contained in the Base Indenture, so long as this Series Supplement shall be in effect in accordance with Section 11.9, no discharge of this Series Supplement pursuant to Section 10.1(b) of the Base Indenture shall be effective as to the Series 2010-3 Note without the consent of the HVF II Required Series Noteholders with respect to each HVF II Series of Group II Notes.

Section 11. 11.No Bankruptcy Petition Against HVF II.
Each of the Trustee and RCFC hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of the latest maturing “Note” (as defined in the HVF II Base Indenture), it will not institute against, or join with, encourage or cooperate with any other Person in instituting, against HVF II or the HVF II General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that, nothing in this Section 11.11 shall constitute a waiver of any right to indemnification, reimbursement or other payment from HVF II pursuant to this Series Supplement. In the event that RCFC or the Trustee takes action in violation of this Section 11.11, HVF II, the HVF II General Partner or its Independent Director, as the case may be, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by RCFC or the Trustee against HVF II or the HVF II General Partner, as the case may be, or the commencement of such action and raising the defense that RCFC or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 11.11 shall survive the termination of this Series Supplement, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by RCFC or the Trustee in the assertion or defense of its claims in any such proceeding involving HVF II, the HVF II General Partner or its Independent Director
Section 11. 12.No Recourse.
The obligations of RCFC hereunder are solely the obligations of RCFC. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Series Supplement against any member, employee, officer or director of RCFC. Fees, expenses, costs or other obligations payable by RCFC hereunder shall be payable by RCFC to the extent and only to the extent that RCFC is reimbursed therefor pursuant to any of the Series 2010-3 Related Documents. In the event that RCFC is not reimbursed for such fees, expenses, costs or other obligations, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, RCFC. Nothing in this Section 11.12 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Series 2010-3 Collateral.
Section 11. 13.Third Party Beneficiary.
The parties hereto hereby acknowledge and agree that the HVF II Trustee (for the benefit of the HVF II Group II Noteholders) shall be a third party beneficiary of, and shall be entitled to enforce rights and remedies under, this Series Supplement to the fullest extent permitted by law.
Section 11. 14.Waiver of Jury Trial.
EACH OF RCFC AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE OR THIS SERIES SUPPLEMENT, THE SERIES 2010-3 NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11. 15.Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Base Indenture or this Series Supplement, the Series 2010-3 Note or the transactions contemplated hereby, or for recognition or enforcement of any judgment arising out of or relating to the Base Indenture or this Series Supplement, the Series 2010-3 Note or the transactions contemplated hereby; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; and (v) consents to service of process in the manner provided for notices in Section 12.1 of the Base Indenture (provided that, nothing in this Series Supplement shall affect the right of any such party to serve process in any other manner permitted by law).
Section 11. 16.Representations and Warranties of the Series 2010-3 Noteholder. The Series 2010-3 Noteholder hereby makes the representations and warranties set forth in Annex 1 hereto.
Section 11. 17. Base Indenture. For so long as no Series of Notes (other than the Series 2010-3 Notes) is Outstanding, Articles 3, 4, 5, 6, 7 (other than Section 7.26) and 8 of the Base Indenture shall be inoperative and of no force or effect.

IN WITNESS WHEREOF, RCFC and the Trustee have caused this Series Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.
RENTAL CAR FINANCE CORP., as Issuer
By: __/s/ R. Scott Massengill___________________
Name: R. Scott Massengill
Title: Treasurer

HERTZ VEHICLE FINANCING II LP, a limited partnership, as the Series 2010-3 Noteholder
By: HVF II GP Corp., its general partner
By: __/s/ R. Scott Massengill___________________
Name: R. Scott Massengill
Title: Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and Securities Intermediary,

By: ____/s/ Irene Siegel________________________
Name: Irene Siegel
Title: Vice President

By: ____/s/ Rosemary Cabrera__________________
Name: Rosemary Cabrera
Title: Associate

ANNEX 1
REPRESENTATIONS AND WARRANTIES OF THE SERIES 2010-3 NOTEHOLDER
The Series 2010-3 Noteholder represents and warrants to RCFC and the Series 2010-3 Administrator, as of the Series 2010-3 Closing Date that:

a.
it has had an opportunity to discuss RCFC’s and the Series 2010-3 Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with RCFC and the Series 2010-3 Administrator and their respective representatives;

b.
it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2010-3 Note;

c.
it is purchasing the Series 2010-3 Note for its own account, or for the account of one or more institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

d.
it understands that the Series 2010-3 Note has not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that RCFC is not required to register the Series 2010-3 Note, and that any transfer must comply with the provisions of the Base Indenture and Section 2.2(e) of the Series Supplement;

e.
it understands that the Series 2010-3 Note will bear the legend set out in the form of Series 2010-3 Notes attached as Exhibit A to the Series Supplement and be subject to the restrictions on transfer described in such legend;

f.	it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2010-3 Note;

g.	it understands that the Series 2010-3 Note may be offered, resold, pledged or otherwise transferred only:

i.	to RCFC,

ii.	in a transaction meeting the requirements of Rule 144A under the Securities Act,

iii.	outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or

iv.
in a transaction complying with or exempt from the registration requirements of the Securities Act and, in each such case, in accordance with the Base Indenture and any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing provisions of this clause (g), it is hereby understood and agreed by RCFC that the Series 2010-3 Note will be pledged by the Series 2010-3 Noteholder to the HVF II Trustee or otherwise in accordance with the HVF II Group II Indenture;

h.
if the Series 2010-3 Noteholder desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2010-3 Note as described in clause (ii) or (iv) of clause (g) of this Annex 1, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of clause (g)(iv) of this Annex 1, the transferee of the Series 2010-3 Note will be required to deliver a certificate that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation, and it understands that the registrar and transfer agent for the Series 2010-3 Note will not be required to accept for registration of transfer the Series 2010-3 Note acquired by it, except upon presentation of an executed letter in the form described herein; and

i.	it will obtain from any purchaser of the Series 2010-3 Note substantially the same representations and warranties contained in the foregoing paragraphs.

EXHIBIT A
TO
FOURTH AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT
FORM OF SERIES 2010-3 VARIABLE FUNDING
RENTAL CAR ASSET BACKED NOTE

FORM OF VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, SERIES 2010-3

REGISTERED	$[ ]
No. R-[ ]
SEE REVERSE FOR CERTAIN CONDITIONS
THIS SERIES 2010-3 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING LLC, A SPECIAL PURPOSE LIMITED LIABILITY COMPANY ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH SERIES 2010-3 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT D TO THE SERIES 2010-3 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

RENTAL CAR FINANCE CORP.
SERIES 2010-3 VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE
Rental Car Finance Corp., a special purpose corporation established under the laws of Oklahoma, (herein referenced as the “Company”), for value received, hereby promises to pay to [_], as the Series 2010-3 Noteholder, or its registered assigns, the principal sum of [_] ($[ ]) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount shall be payable in the amounts and at the times set forth in the Series 2010-3 Supplement; provided, however, that the entire unpaid principal amount of this Series 2010-3 Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Series 2010-3 Note at the Series 2010-3 Note Rate. Such interest shall be payable on each Payment Date until the principal of this Series 2010-3 Note is paid or made available for payment, to the extent funds are available from Series 2010-3 Interest Collections allocable to the Series 2010-3 Note processed from but not including the preceding Determination Date through and including the succeeding Determination Date. In addition, the Company will pay interest on this Series 2010-3 Note, to the extent funds are available from Series 2010-3 Interest Collections allocable to the Series 2010-3 Note, on the dates set forth in Section 7.3 of the Series 2010-3 Supplement. Pursuant to Sections 2.2, 2.3 and 7.2 of the Series 2010-3 Supplement, the principal amount of this Series 2010-3 Note shall be subject to Increases and Decreases on any Business Day and accordingly, such principal amount is subject to prepayment at any time. Beginning on the first Payment Date following the occurrence of a Series 2010-3 Amortization Event, subject to cure in accordance with the Series 2010-3 Supplement, the principal of this Series 2010-3 Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Series 2010-3 Supplement. Such principal of and interest on this Series 2010-3 Note shall be paid in the manner specified on the reverse hereof.
The principal of and interest on this Series 2010-3 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Series 2010-3 Supplement, all payments made by the Company with respect to this Series 2010-3 Note shall be applied first to interest due and payable on this Series 2010-3 Note as provided above and then to the unpaid principal of this Series 2010-3 Note. This Series 2010-3 Note does not represent an interest in, or an obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.
Reference is made to the further provisions of this Series 2010-3 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 2010-3 Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Series 2010-3 Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005, Attention: Corporate Trust Administration-Structured Finance.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Series 2010-3 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: November 25, 2013

RENTAL CAR FINANCE CORP.
By:
Name: Scott Massengill
Title: Vice President and Treasurer
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is a Series 2010-3 Note, a series issued under the within-mentioned Indenture.
Dated: November 25, 2013
Deutsche Bank trust Company Americas,
as Trustee
By:
Authorized Signatory

REVERSE OF SERIES 2010-3 NOTE

This Series 2010-3 Note is one of a duly authorized issue of Segregated Notes of the Company, designated as its Series 2010-3 Variable Funding Rental Car Asset Backed Note (herein called the “Series 2010-3 Note”), issued under (i) the Amended and Restated Base Indenture, dated as of February 14, 2007 (the Amended and Restated Base Indenture, as amended, supplemented or modified from time to time, is herein referred to as the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), and (ii) the Third Amended and Restated Series 2010-3 Supplement, dated as of November 25, 2013 (the Third Amended and Restated Series 2010-3 Supplement, as amended, supplemented or modified from time to time, is herein referred to as the “Series 2010-3 Supplement”), between the Company and the Trustee. The Base Indenture and the Series 2010-3 Supplement are referred to herein collectively as the “Indenture”. Except as set forth in the Series 2010-3 Supplement, the Series 2010-3 Note is subject to all terms of the Indenture. All terms used in this Series 2010-3 Note that are defined in the Series 2010-3 Supplement shall have the meanings assigned to them in or pursuant to the Series 2010-3 Supplement.
The Series 2010-3 Note is and will be equally and ratably secured by the Series 2010-3 Collateral pledged as security therefor as provided in the Series 2010-3 Supplement.
“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 26, 2013.
As described above, the entire unpaid principal amount of this Series 2010-3 Note shall be due and payable on the Legal Final Payment Date. Notwithstanding the foregoing, this Series 2010-3 Note is subject to mandatory prepayment on each Business Day, to the extent funds have been allocated to the Series 2010-3 Collection Account and are available therefor, in accordance with the Series 2010-3 Supplement. In addition, principal of this Series 2010-3 Note may be paid earlier at the election of the Company, as described in the Series 2010-3 Supplement, or if a Series 2010-3 Amortization Event with respect to the Series 2010-3 Notes shall have occurred and be continuing, in each case, as described in the Series 2010-3 Supplement. All principal payments of the Series 2010-3 Note shall be made to the Series 2010-3 Noteholder.
Payments of interest on this Series 2010-3 Note are due and payable on each Payment Date or such other date as may be specified in the Series 2010-3 Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Series 2010-3 Note, shall be made by distribution to the Holder of record of this Series 2010-3 Note on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Series 2010-3 Note (or one or more predecessor Series 2010-3 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Series 2010-3 Note and of any Series 2010-3 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

The Company shall pay interest on overdue installments of interest at the Series 2010-3 Note Rate to the extent lawful.
As provided in the Series 2010-3 Supplement and subject to certain limitations set forth therein, the transfer of this Series 2010-3 Note may be registered on the Note Register upon surrender of this Series 2010-3 Note for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit D to the Series 2010-3 Supplement. In exchange for any Series 2010-3 Note properly presented for transfer, the Company shall duly execute and the Trustee shall properly authenticate thereupon one or more new Series 2010-3 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Series 2010-3 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.
The Series 2010-3 Noteholder, by acceptance of a Series 2010-3 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Series 2010-3 Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2010-3 Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Series 2010-3 Note, to the extent provided for in the Series 2010-3 Supplement.
The Series 2010-3 Noteholder, by acceptance of the Series 2010-3 Note, covenants and agrees that by accepting the benefits of the Indenture that such Series 2010-3 Noteholder will not, for a period of one year and one day following payment in full of the Series 2010-3 Note and each other Series of Indenture Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Indenture Notes, the Indenture or the Related Documents.
Prior to the due presentment for registration of transfer of this Series 2010-3 Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series 2010-3 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Series 2010-3 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
It is the intent of the Company and the Series 2010-3 Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Series 2010-3 Note will evidence indebtedness secured by the Series 2010-3 Collateral. The Series 2010-3 Noteholder, by the acceptance of this Series 2010-3 Note, agrees to treat this Series 2010-3 Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Series 2010-3 Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Series 2010-3 Note. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Series 2010-3 Noteholder and upon all future Holders of this Series 2010-3 Note and of any Series 2010-3 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 2010-3 Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.
The term “Company” as used in this Series 2010-3 Note includes any successor to the Company under the Indenture.
The Series 2010-3 Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.
This Series 2010-3 Note and the Indenture and all matters arising out of or relating to this Series 2010-3 Note or the Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.
No reference herein to the Indenture and no provision of this Series 2010-3 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Series 2010-3 Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Series 2010-3 Noteholder shall only have recourse to the Series 2010-3 Collateral.

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Series 2010-3 Note Rate	Interest Period (if applicable)	Notation Made By

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________
(name and address of assignee)
the within Series 2010-3 Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________, attorney, to transfer said Series 2010-3 Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________

Signature Guaranteed:

Name:
Title:

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Series 2010-3 Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B
TO SERIES 2010-3 SUPPLEMENT
FORM OF MONTHLY SERVICING CERTIFICATE
RENTAL CAR FINANCE CORP.
Pursuant to Section 5.1(b) of the Series 2010-3 Supplement, dated as of November 25, 2013 (the “Series 2010-3 Supplement”), by and among Rental Car Finance Corp. (“RCFC”), Deutsche Bank Trust Company Americas, as Trustee, and Hertz Vehicle Financing II LP, the undersigned _______________, ______________ of RCFC, does hereby certify to the best of his knowledge after due investigation that:

1.
Attached hereto is a true and correct copy of the monthly Noteholders’ Statement hereby delivered on or before the fourth Business Day prior to the upcoming Payment Date pursuant to Section 5.1(b) of the Series 2010-3 Supplement.

The undersigned has read the provisions of the Series 2010-3 Supplement relating to the foregoing, has made due investigation into the matters discussed herein, which investigation has enabled him to express an informed opinion on the foregoing and, in the opinion of the undersigned, those conditions or covenants contained in the Series 2010-3 Supplement which relate to the above matters have been complied with.
Capitalized terms used herein shall have the meanings set forth in the Series 2010-3 Supplement and Schedule I (Definitions List) thereto.
IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate this ___ day of _____________, _____.

_________________________
Name:
Title:

EXHIBIT C
TO
FOURTH AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT
FORM OF ADVANCE REQUEST
RENTAL CAR FINANCE CORP.
SERIES 2010-3 VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES

To: Addressees on Schedule I hereto
Ladies and Gentlemen:
This Advance Request is delivered to you pursuant to Section 2.2 of that certain Fourth Amended and Restated Series 2010-3 Supplement, dated as of June 17, 2015 (as further amended, supplemented, restated or otherwise modified from time to time, the “Series 2010-3 Supplement”) among Rental Car Finance Corp., Hertz Vehicle Financing II LP, Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”).
Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Series 2010-3 Supplement, and if not defined therein, shall have the meaning assigned thereto in the Definition List attached to the Base Indenture as Schedule I of the Base Indenture.
The undersigned hereby requests that an Advance be made in the aggregate principal amount of $___________ on ____________, 20___.
The undersigned hereby certifies that the Series 2010-3 Principal Amount as of the date hereof is an amount equal to $______________.
The undersigned hereby acknowledges that the delivery of this Advance Request and the acceptance by undersigned of the proceeds of the Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in Section 2.2(a) of the Series 2010-3 Supplement have been satisfied.
The undersigned agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you. Except to the extent, if any, that prior to the time of the Advance requested hereby you shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.
Please wire transfer the proceeds of the Advance to the following account pursuant to the following instructions:
[insert payment instructions]
The undersigned has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 20___.
RENTAL CAR FINANCE CORP.

By:
Name:
Title:

SCHEDULE I:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
Trust & Agency Services
60 Wall Street, 16th Floor
MailStop NYC60-1625
New York, NY 10005
Attention: Irene Siegel
Fax: (212) 553-2458

HERTZ VEHICLE FINANCING II LP
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department

EXHIBIT D
TO
FOURTH AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT
FORM OF PURCHASER’S LETTER
Deutsche Bank trust Company Americas,
as Registrar
60 Wall Street
New York, NY 10005
Attention: Corporate Trust Administration-Structured Finance

Re:     Rental Car Finance Corp.,
Series 2010-3 Rental Car Asset Backed Note
Reference is made to the Fourth Amended and Restated Series 2010-3 Supplement, dated as of June 17, 2015 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2010-3 Supplement”), among Rental Car Finance Corp., as Issuer (“RCFC”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and Hertz Vehicle Financing II LP (“HVF II”) to the Amended and Restated Base Indenture, dated as of February 14, 2007 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between RCFC and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2010-3 Supplement.
In connection with a proposed purchase of certain Series 2010-3 Note from [            ] by the undersigned, the undersigned hereby represents and warrants that:
it has had an opportunity to discuss RCFC’s and the Series 2010-3 Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with RCFC and the Series 2010-3 Administrator and their respective representatives;
it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2010-3 Note;
it is purchasing the Series 2010-3 Note for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

it understands that the Series 2010-3 Note have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that RCFC is not required to register the Series 2010-3 Note, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;
it understands that the Series 2010-3 Note will bear the legend set out in the form of Series 2010-3 Note attached as Exhibit A to the Series 2010-3 Supplement and be subject to the restrictions on transfer described in such legend;
it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2010-3 Note;
it understands that the Series 2010-3 Note may be offered, resold, pledged or otherwise transferred only with RCFC’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to RCFC, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;
the transferee of the Series 2013-G1 Note will be required to deliver a certificate, as described in the Series 2013-G1 Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Series 2010-3 Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Series 2010-3 Note included as an exhibit to the Series 2010-3 Supplement. The undersigned understands that the registrar and transfer agent for the Series 2010-3 Note will not be required to accept for registration of transfer the Series 2010-3 Note acquired by it, except upon presentation of an executed letter in the form required by the Series 2010-3 Supplement; and
it will obtain from any purchaser of the Series 2010-3 Note substantially the same representations and warranties contained in the foregoing paragraphs.

This certificate and the statements contained herein are made for your benefit and for the benefit of RCFC.
[            ]

By:
Name:
Title:
Dated:
cc: Rental Car Finance Corp.

Schedule I to:
RCFC Series 2010-3 Supplement & RCFC Group VII Lease
“SCHEDULE I
“10-K Report” has the meaning specified in Section 7.5(a) of the Series 2010-3 Lease.

“10-Q Report” has the meaning specified in Section 7.5(b) of the Series 2010-3 Lease.
“Accumulated Depreciation” means, with respect to any Lease Vehicle, as of any date of determination:
(a)the sum of:
(i)all Monthly Base Rent with respect to such Lease Vehicle paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs,
(ii)the Final Base Rent with respect to such Lease Vehicle paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iii)the Pre-VOLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iv)all Redesignation to Non-Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs, and
(v)the Program Vehicle Depreciation Assumption True-Up with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease by the applicable Lessee on or prior to the Payment Date occurring in the calendar month immediately following such date; minus
(b)the sum of all Redesignation to Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease by the Lessor on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs.

4

“Additional Lessee” has the meaning specified the Preamble of the Series 2010-3 Lease.
“Additional Spread Percentage” means, as of any date of determination, the greater of 1.00% or such other percentage as the Lessor and the Lessees may from time to time agree in writing shall be the Additional Spread Percentage, as evidenced by and in effect from the date of delivery of a copy of such writing duly executed by the Lessor and the Lessees to the Trustee and the Master Servicer.
“Advance” has the meaning specified in Section 2.2(a) of the Series 2010-3 Supplement.
“Advantage Sublease” means that certain Master Motor Vehicle Operating Sublease Agreement, dated as of December 12, 2012, by and between Hertz, as lessor, and Simply Wheelz LLC, a Delaware limited liability company, d/b/a Advantage Rent A Car, as lessee.
“Affiliate” means, with respect to any specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.
“Affiliate Joinder in Lease” has the meaning specified in Section 12.1 of the Series 2010-3 Lease.
“Aggregate Group II Principal Amount” has the meaning specified in the HVF II Group II Supplement.
“Alternative Lease Lessee” means any “Lessee” under and as defined in any other Segregated Series Lease.
“Annual Series 2010-3 Noteholder Tax Statement” has the meaning specified in Section 5.2(a) of the Series 2010-3 Supplement.
“Assumed Remaining Holding Period” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Non-Program Vehicle as of such date, the greater of (a) the number of months remaining from such date until the then-expected Disposition Date of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion and (b) 1.
“Assumed Residual Value” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Non-Program Vehicle as of such date, the proceeds expected to be realized upon the disposition of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion.

5

“Authorized Officer” means, as to Hertz or any of its Affiliates, any of (i) the President, (ii) the Chief Financial Officer, (iii) the Treasurer, (iv) any Assistant Treasurer, or (v) any Vice President in the tax, legal or treasury department, in each case of Hertz or such Affiliate as applicable.
“Bankruptcy Code” means The Bankruptcy Reform Act of 1978.
“Base Indenture” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Base Rent” means, Monthly Base Rent and Final Base Rent, collectively.
“Basic Lease Vehicle Information” means the following terms specified by a Lessee in a Lease Vehicle Acquisition Schedule pursuant to Section 2.1(a) of the Series 2010-3 Lease: a list of the vehicles such Lessee desires to be made available by the Lessor to such Lessee for lease as “Lease Vehicles”, and, with respect to each such vehicle, the VIN, make, model, model year, and requested lease commencement date of each such vehicle.
“BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Master Servicer from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits are offered by leading banks in the London interbank market).
“Blackbook Guide” means the Black Book Official Finance/Lease Guide.
“Beneficiary” has the meaning specified in the Collateral Agency Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.
“Capitalized Cost” means, as of any date of determination,
(a)with respect to any Lease Vehicle (other than an Initial Lease Vehicle) that is a Series 2010-3 Non-Program Vehicle as of its most recent Vehicle Operating Lease Commencement Date,
(i)if such Lease Vehicle was initially purchased as a new vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the lesser of (X) the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle, and (Y) the MSRP of such Lease Vehicle as of the date of such initial purchase, if known by the Master Servicer (after reasonable investigation by the Master Servicer);

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(ii)if such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle;
(iii)if such Lease Vehicle (unless such Lease Vehicle is an Inter-Group Transferred Vehicle) was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Market Value of such Lease Vehicle as of the date of such Vehicle Operating Lease Commencement Date; and
(iv)if such Lease Vehicle is an Inter-Group Transferred Vehicle and was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Legacy NBV of such Lease Vehicle; and
(b)with respect to any Lease Vehicle (other than an Initial Lease Vehicle) that is a Series 2010-3 Program Vehicle as of its most recent Vehicle Operating Lease Commencement Date,
(i)if such Lease Vehicle was initially purchased as a new vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Maximum Repurchase Price with respect to such Lease Vehicle;
(ii)if (X) such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party and (Y) no Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2010-3 Manufacturer Program, then the Maximum Repurchase Price with respect to such Lease Vehicle;
(iii)if (X) such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party and (Y) Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2010-3 Manufacturer Program, then the amount the Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2010-3 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle)

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if such Lease Vehicle were returned to such Manufacturer on the last day of the calendar month prior to the month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs; and
(iv)if such Lease Vehicle was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the excess of (A) the amount the Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2010-3 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle) if such Lease Vehicle were returned to such Manufacturer on the first day of the calendar month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs over (B) the amount of depreciation scheduled to accrue under the Series 2010-3 Manufacturer Program for such Lease Vehicle for the calendar month in which such Vehicle Operating Lease Commencement Date occurs, pro rated for the portion of such calendar month occurring from and including such first day of such calendar month to but excluding such Vehicle Operating Lease Commencement Date; and
(c)with respect to any Initial Lease Vehicle, the amount specified as the “Capitalized Cost” for such Initial Lease Vehicle identified opposite such Initial Lease Vehicle on Schedule II to the Series 2010-3 Supplement.
“Casualty” means, with respect to any Series 2010-3 Eligible Vehicle, that:
(a) such Series 2010-3 Eligible Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, or
(b) such Series 2010-3 Eligible Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof.
“Casualty Payment Amount” means, with respect to any Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, the result of (a) the Net Book Value of such Lease Vehicle as of the later of (i) such Lease Vehicle’s Vehicle Operating Lease Commencement Date and (ii) the first day of the calendar month in which such Lease Vehicle became a Casualty or became an Ineligible Vehicle minus (b) the Final Base Rent for such Lease Vehicle.
“Certificate of Title” means, with respect to any Vehicle, the certificate of title or similar evidence of ownership applicable to such Vehicle duly issued in accordance with the certificate of title act or other applicable statute of the jurisdiction applicable to such Vehicle as determined by the Master Servicer.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor or replacement sections.

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“Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, by and among RCFC, the Lessees, DTAG and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Collateral Agency Agreement Addendum” means the Addendum to the Second Amended and Restated Master Collateral Agency Agreement, by and among DTAG, RCFC, the Lessees and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Company Order” and “Company Request” means a written order or request signed in the name of RCFC by any one of its Authorized Officers and delivered to the Trustee.
“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any material portion of its properties is bound or to which it or any material portion of its properties is subject.
“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.
“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Series 2010-3 Note is located at 60 Wall Street,16th Fl, MS NYC 60-1625 New York, New York 10005, or at any other time at such other address as the Trustee may designate from time to time by notice to the Series 2010-3 Noteholder and RCFC.
“Court” has the meaning specified in Section 2(b) of the Series 2010-3 Lease.
“Decrease” has the meaning specified in Section 2.4(a) of the Series 2010-3 Supplement.
“Depreciation Charge” means, as of any date of determination, with respect to any Lease Vehicle that is a:
(a) Series 2010-3 Non-Program Vehicle as of such date, an amount at least equal to the greatest of:
(i) 1.0%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, in each case of the Capitalized Cost of such Lease Vehicle as of such date,
(ii) (x) the excess, if any, of the Net Book Value of such Lease Vehicle over the Assumed Residual Value of such Lease Vehicle, in each case as of such date, divided

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by (y) the Assumed Remaining Holding Period with respect to such Lease Vehicle, as of such date, and
(iii) such higher percentage of the Capitalized Cost of such Lease Vehicle as of such date, selected by the Lessor in its sole and absolute discretion, that would cause the weighted average of the “Depreciation Charges” (weighted by Net Book Value as of such date) with respect to all Lease Vehicles that are Series 2010-3 Non-Program Vehicles as of such date to be equal to or greater than 1.25%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, of the aggregate Capitalized Costs of such Lease Vehicles as of such date,
(b) Series 2010-3 Program Vehicle and such date occurs during the Estimation Period for such Lease Vehicle, if any, the Initially Estimated Depreciation Charge with respect to such Lease Vehicle, as of such date, and
(c) Series 2010-3 Program Vehicle and such date does not occur during the Estimation Period, if any, for such Lease Vehicle, the depreciation charge (expressed as a monthly dollar amount) set forth in the related Series 2010-3 Manufacturer Program for such Lease Vehicle for such date.
“Depreciation Record” has the meaning specified in Section 4.1 of the Series 2010-3 Lease.
“Determination Date” means the date five (5) Business Days prior to each Payment Date.
“Disposition Date” means, with respect to any Series 2010-3 Eligible Vehicle:
(i)    if such Series 2010-3 Eligible Vehicle was returned to a Manufacturer for repurchase pursuant to a Series 2010-3 Repurchase Program, the Turnback Date with respect to such Series 2010-3 Eligible Vehicle;
(ii)    if such Series 2010-3 Eligible Vehicle was subject to a Series 2010-3 Guaranteed Depreciation Program and not sold to any third party prior to the Series 2010-3 Backstop Date with respect to such Series 2010-3 Eligible Vehicle, the Series 2010-3 Backstop Date with respect to such Series 2010-3 Eligible Vehicle;
(iii)    if such Series 2010-3 Eligible Vehicle was sold to any Person (other than to the Manufacturer thereof pursuant to such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program) the date on which the proceeds of such sale are deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account; and
(iv) if such Series 2010-3 Eligible Vehicle becomes a Casualty or an Ineligible Vehicle (other than as a result of a sale thereof that would be included in any of clause (i) through (iii) above), the day on which such Series 2010-3 Eligible Vehicle suffers a Casualty or becomes an Ineligible Vehicle.

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“Disposition Proceeds” means, with respect to each Series 2010-3 Non-Program Vehicle, the net proceeds from the sale or disposition of such Series 2010-3 Non-Program Vehicle to any Person (other than any portion of such proceeds payable by the Lessee thereof pursuant to the Series 2010-3 Lease).
“Dollar” and the symbol “$” mean the lawful currency of the United States.
“DTAG” means Dollar Thrifty Automotive Group Inc., a Delaware corporation.
“DTG” means DTG Operations, Inc., an Oklahoma corporation.
“Due Date” means, with respect to any payment due from a Series 2010-3 Manufacturer or auction dealer in respect of a Series 2010-3 Program Vehicle turned back for repurchase or sale pursuant to the terms of the related Series 2010-3 Manufacturer Program, the ninetieth (90th) day after the Disposition Date for such Series 2010-3 Eligible Vehicle.
“Early Program Return Payment Amount” means, with respect to each Payment Date and each Lease Vehicle that:
(a) was a Series 2010-3 Program Vehicle as of its Turnback Date,
(b) the Turnback Date for which occurred during the Related Month with respect to such Payment Date, and
(c) the Turnback Date for which occurred prior to the Minimum Program Term End Date for such Lease Vehicle, an amount equal to the excess, if any, of (i) the Net Book Value of such Lease Vehicle (as of its Turnback Date) over (ii) the Series 2010-3 Repurchase Price received or receivable with respect to such Lease Vehicle (or that would have been received but for a Series 2010-3 Manufacturer Event of Default, as applicable).
“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Series 2010-3 Qualified Trust Institution or (b) a separately identifiable deposit or securities account established with a Series 2010-3 Qualified Institution.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“Escrow Account” has the meaning specified in the Master Exchange and Trust Agreement.
“Estimation Period” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle with respect to which the applicable depreciation charge set forth in the related Series 2010-3 Manufacturer Program for such Lease Vehicle has not been recorded in the Lessor’s or its designee’s computer systems or has been recorded in such computer systems, but has not been applied to such Series 2010-3 Program Vehicle therein, the period commencing on such Lease Vehicle’s Vehicle Operating Lease Commencement Date and terminating on the

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date such applicable depreciation charge has been recorded in the Lessor’s or its designee’s computer systems and applied to such Series 2010-3 Program Vehicle therein.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:
(a)    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b)    such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or
(c)    the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Proceeds” means as of any given time the sum of (i) the money or other property from the sale of any Group VII Exchanged Vehicle that is held in an Escrow Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Group VII Exchanged Vehicle that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from auctions, dealers or other Persons on account of Group VII Exchanged Vehicles; (iv) the money or other property from the sale of any Group VII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Group VII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Intermediary as of such time.
“Exchanged Vehicles Subject to Liabilities” has the meaning specified in the Master Exchange and Trust Agreement.

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“FDIC” means the Federal Deposit Insurance Corporation.
“Final Base Rent” has the meaning specified in Section 4.3 of the Series 2010-3 Lease.
“Financial Assets” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Financing Source” has the meaning specified in the Collateral Agency Agreement.
“Fitch” means Fitch Ratings, Inc.
“Franchisee Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a franchisee, the related sublease:

(a)	states in writing that it is subject to the terms and conditions of the Series 2010-3 Lease and is subject and subordinate in all respects to the Series 2010-3 Lease;

(b)
requires that the Lease Vehicles subleased under such sublease may only be used in furtherance of the business contemplated by any applicable franchise or license agreement entered into by the sublessee;

(c)
other than renting such subleased Lease Vehicles to customers in the ordinary course of such franchisee’s business, prohibits such franchisee from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(d)
does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Series 2010-3 Lease;

(e)
limits such franchisee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the franchisee’s course of business);

(f)
requires such franchisee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(g)	prohibits such franchisee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

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(h)
contains an express acknowledgement and agreement from such franchisee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such franchisee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2010-3 Lease;

(i)
allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(j)
contains an express covenant from such franchisee that prior to the date that is one year and one day after the payment of the latest maturing HVF II Group II Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(k)	states that such sublease shall terminate upon the termination of the Series 2010-3 Lease; and

(l)	requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of the applicable franchisee’s daily car rental business.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the Accounting Codification Standards issued by the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.
“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.
“Grantor Supplement” has the meaning specified in the Collateral Agency Agreement.
“Group VII Assignment of Exchange Agreement” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Exchanged Vehicle” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Master Collateral” has the meaning specified in the Collateral Agency Agreement Addendum.

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“Group VII Replacement Vehicle” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Vehicle” means a Series 2010-3 Eligible Vehicle.
“Guaranteed Obligations” has the meaning specified in Section 11.1 of the Series 2010-3 Lease.
“Guarantor” has the meaning specified in the Preamble of the Series 2010-3 Lease.
“Guaranty” has the meaning specified in Section 11.1 of the Series 2010-3 Lease.
“HERC” means Hertz Equipment Rental Corporation, a wholly owned subsidiary of Hertz.
“Hertz” means The Hertz Corporation, a Delaware corporation.
“Hertz Guarantor” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“HVF II” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“HVF II Agreements” means the HVF II Group II Indenture, the HVF II Group II Series Supplements and any other agreements relating to the issuance of any HVF II Series of Group II Notes to which HVF II is a party.
“HVF II Aggregate Group II Leasing Company Note Principal Amount” means “Aggregate Group II Leasing Company Note Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Aggregate Group II Principal Amount” means “Aggregate Group II Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Amortization Event” means, with respect to any HVF II Series of Group II Notes, an “Amortization Event” as defined in the HVF II Group II Supplement or the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes.
“HVF II Base Indenture” means the Amended and Restated Base Indenture, dated as of October 31, 2014, between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “HVF II Base Indenture” shall not include any “Group Supplement” (as defined in the HVF II Base Indenture) or “Series Supplement” (as defined in the HVF II Base Indenture).
“HVF II General Partner” means HVF II GP Corp., a Delaware corporation.

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“HVF II Group II Aggregate Asset Amount Deficiency” means “Group II Aggregate Asset Amount Deficiency” as defined in the HVF II Group II Supplement.
“HVF II Group II Amortization Event” means an “Amortization Event” as defined in the HVF II Group II Supplement.
“HVF II Group II Collection Account” means the “Group II Collection Account” as defined in the HVF II Group II Supplement.
“HVF II Group II Indenture” means the HVF II Base Indenture together with the HVF II Group II Supplement.
“HVF II Group II Leasing Company Note” means “Group II Leasing Company Note” as defined in the HVF II Group II Supplement.
“HVF II Group II Liquidation Event” means any one of the events with respect to any HVF II Series of Group II Notes defined as a “Group II Liquidation Event” in the related HVF II Group II Series Supplement.
“HVF II Group II Noteholder” means “Group II Noteholder” as defined in the HVF II Group II Supplement.
“HVF II Group II Notes” means “Group II Notes” as defined in the HVF II Group II Supplement.
“HVF II Group II Rating Agency Condition” means “Rating Agency Condition” as defined in the HVF II Group II Supplement.
“HVF II Group II Required Noteholders” means “Group II Required Noteholders” as defined in the HVF II Group II Supplement.
“HVF II Group II Series Supplement” means a supplement to the HVF II Group II Supplement complying (to the extent applicable) with the terms of Section 2.3 of the HVF II Group II Supplement pursuant to which an HVF II Series of Group II Notes is issued.
“HVF II Group II Supplement” means that certain Amended and Restated HVF II Group II Supplement, dated as of June 17, 2015, by and between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “HVF II Group II Supplement” shall not include any “Series Supplement” (as defined in the HVF II Base Indenture).
“HVF II Principal Amount” means “Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Required Series Noteholders” means “Required Series Noteholders” as defined in the HVF II Group II Supplement.
“HVF II Requisite Group II Investors” means “Requisite Group II Investors” as defined in the HVF II Group II Supplement.

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“HVF II Series of Group II Notes” means each HVF II Series of Group II Notes issued and authenticated pursuant to the HVF II Group II Indenture and the applicable HVF II Group II Series Supplement.
“HVF II Trustee” means the “Trustee” under and as defined in the HVF II Base Indenture.
“Independent Director” has the meaning specified in the HVF II Base Indenture.
“Ineligible Vehicle” means, as of any date of determination, a passenger automobile, van or light-duty truck that is owned by RCFC and leased by RCFC to any Lessee pursuant to the Series 2010-3 Lease that is not a Series 2010-3 Eligible Vehicle as of such date.
“Initial Lease Vehicle” means any Lease Vehicle identified on Schedule II to the Series 2010-3 Supplement that has not experienced a Vehicle Operating Lease Expiration Date.
“Initially Estimated Depreciation Charge” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle, as of any date of determination during the Estimation Period for such Lease Vehicle, the monthly depreciation charge (expressed as a monthly dollar amount), if any, for such Lease Vehicle reasonably estimated by the Lessor (or its designee) as of such date.
“Inspection Period” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Inter-Group Transferred Vehicle” means any Lease Vehicle that, immediately prior to its Vehicle Operating Lease Commencement Date, was owned by RCFC and designated on the Master Servicer’s computer systems as other than a “Group VII Vehicle”.
“Inter-Lease Reallocation Schedule” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Inter-Lease Vehicle Reallocation” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Inter-Lease Vehicle Reallocation Effective Date” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the Master Exchange and Trust Agreement.
“Intra-Lease Lessee Transfer Schedule” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.

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“Issuer’s Share” means with respect to the Series 2010-3 Note on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the outstanding principal of such Series 2010-3 Note and the denominator of which is equal to the aggregate outstanding principal amount of all HVF II Group II Leasing Company Notes, each as of such date of determination.
“Joinder” has the meaning specified in Annex A of the Series 2010-3 Lease.
“Joinder Date” has the meaning specified in Annex A of the Series 2010-3 Lease.
“Lease Material Adverse Effect” means, with respect to any party to the Series 2010-3 Lease and any occurrence, event or condition applicable to such party:
(i)a material adverse effect on the ability of such party to perform its obligations under the Series 2010-3 Lease, the Series 2010-3 Supplement or the Collateral Agency Agreement (solely as the Collateral Agency Agreement applies to the Series 2010-3 RCFC Segregated Vehicle Collateral granted thereunder);
(ii)a material adverse effect on the Lessor’s beneficial ownership interest in the Lease Vehicles or on the ability of the Lessor to grant a Lien on any after-acquired property that would constitute Series 2010-3 Collateral;
(iii)a material adverse effect on the validity or enforceability of the Series 2010-3 Lease; or
(iv)a material adverse effect on the validity, perfection or priority of the lien of the Trustee in the Series 2010-3 Indenture Collateral or of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3 RCFC Segregated Vehicle Collateral), other than, in each case, a material adverse effect on any priority arising due to the existence of a Series 2010-3 Permitted Lien.
“Lease Vehicle Acquisition Schedule” has the meaning specified in Section 2.1(c) of the Series 2010-3 Lease.
“Lease Vehicle Buyout Price” has the meaning specified in Section 2.3 of the Series 2010-3 Lease.
“Lease Vehicles” means, as of any date of determination, each vehicle (i) that has been accepted by a Lessee in accordance with Section 2.1(d) of the Series 2010-3 Lease and (ii) as of such date the Vehicle Operating Lease Expiration Date with respect to such vehicle has not occurred since such vehicle’s most recent Vehicle Operating Lease Commencement Date; provided that, solely with respect to the calculation and payment of Final Base Rent, any Non-Program Vehicle Special Default Payment Amount, any Program Vehicle Special Default Payment Amount, any Casualty Payment Amount, any Early Program Return Payment Amount, any Pre-VOLCD Program Vehicle Depreciation Amount, any Program Vehicle Depreciation True-up Amount, any Redesignation to Program Amount or any Redesignation to Non-Program Amount, in each case with respect to any vehicle satisfying the preceding clause (i), such vehicle shall be deemed to be a “Lease Vehicle” (notwithstanding the occurrence of such

18

Vehicle Operating Lease Expiration Date with respect thereto) until such Final Base Rent, Non-Program Vehicle Special Default Payment Amount, Program Vehicle Special Default Payment Amount, Casualty Payment Amount, Early Program Return Payment Amount, Pre-VOLCD Program Vehicle Depreciation Amount, Program Vehicle Depreciation True-up Amount, Redesignation to Program Amount or Redesignation to Non-Program Amount, as applicable, has been paid by the Lessee of such vehicle (as of such Vehicle Operating Lease Expiration Date with respect thereto), none of which, for the avoidance of doubt, shall be payable more than once with respect to any such vehicle by such Lessee.
“Legacy NBV” means, with respect to any Lease Vehicle that is an Inter-Group Transferred Vehicle, the excess of (a) the “Net Book Value” (as defined in the Base Indenture) of such Inter-Group Transferred Vehicle immediately prior to its Vehicle Operating Lease Commencement Date over (b) the sum of all Depreciation Charges (as defined in the Base Indenture) that accrued with respect to such Inter-Group Transferred Vehicle during the period (x) commencing on the later of the first day of the calendar month in which its Vehicle Operating Lease Commencement Date occurred and its “Vehicle Lease Commencement Date” (as defined in the Base Indenture and with respect to the lease pursuant to which such Lease Vehicle was leased by RCFC immediately prior to its Vehicle Operating Lease Commencement Date) and (y) ending on and including the day immediately preceding its Vehicle Operating Lease Commencement Date.
“Legal Final Payment Date” shall be the one (1) year anniversary of the Series 2010-3 Commitment Termination Date.
“Lessee” means each of DTG, Hertz and each Additional Lessee, in each case in its capacity as a lessee under the Series 2010-3 Lease.
“Lessee Grantor Master Collateral” has the meaning specified in the Collateral Agency Agreement.
“Lessee Resignation Notice” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“Lessee Resignation Notice Effective Date” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“Lessor” means RCFC, in its capacity as the lessor under the Series 2010-3 Lease.
“LIBOR Rate” means, with respect to amounts due and unpaid under the Series 2010-3 Lease, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) as the rate for dollar deposits with a one-month maturity that is effective on the date that such amounts are due and unpaid under the Series 2010-3 Lease.
“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person that secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or

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other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise; provided that, the foregoing shall not include, as of any date of determination, any interest in or right with respect to any Lease Vehicle that is being rented (as of such date) to any third-party customer of any Lessee, which interest or right secures payment or performance of any obligation of such third-party customer.
“Manufacturer” means a manufacturer or distributor of passenger automobiles, vans and/or light-duty trucks.
“Market Value” means, with respect to each Series 2010-3 Eligible Vehicle, as of any date of determination during a calendar month:

(a)	if the Market Value Procedures with respect to such Series 2010-3 Eligible Vehicle have been completed for such month as of such date, then

(i)	the Monthly NADA Mark, if any, for such Series 2010-3 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures;

(ii)
if, pursuant to the Market Value Procedures, no Monthly NADA Mark for such Series 2010-3 Eligible Vehicle was obtained in such calendar month, then the Monthly Blackbook Mark, if any, for such Series 2010-3 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures; and

(iii)
if, pursuant to the Market Value Procedures, neither a Monthly NADA Mark nor a Monthly Blackbook Mark for such Series 2010-3 Eligible Vehicle was obtained for such calendar month (regardless of whether such value was not obtained because (A) neither a Monthly NADA Mark nor a Monthly Blackbook Mark was obtained in undertaking the Market Value Procedures or (B) such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month), then the Master Servicer’s reasonable estimation of the fair market value of such Series 2010-3 Eligible Vehicle as of such date of determination; and

(b)	until the Market Value Procedures have been completed for such calendar month:

(i)
if such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month, the Market Value obtained in the immediately preceding calendar month, in accordance with the Market Value Procedures for such immediately preceding calendar month, and

(ii)	if such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month, then the

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Master Servicer’s reasonable estimation of the fair market value of such Series 2010-3 Eligible Vehicle as of such date of determination.
“Market Value Procedures” means, with respect to each calendar month and a Series 2010-3 Non-Program Vehicle that experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month and with respect to a Series 2010-3 Program Vehicle for which a Market Value is required to be known during such calendar month pursuant to the Series 2010-3 Related Documents, on or prior to the Determination Date for such calendar month:

(a)	RCFC shall make one attempt (or cause the Series 2010-3 Administrator to make one attempt) to obtain a Monthly NADA Mark for each such Series 2010-3 Eligible Vehicle, and

(b)
if no Monthly NADA Mark was obtained for any such Series 2010-3 Eligible Vehicle described in clause (a) above upon such attempt, then RCFC shall make one attempt (or cause the Series 2010-3 Administrator to make one attempt) to obtain a Monthly Blackbook Mark for any such Series 2010-3 Eligible Vehicle.

“Master Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the Collateral Agency Agreement.
“Master Collateral Account” has the meaning specified in the Collateral Agency Agreement.
“Master Exchange and Trust Agreement” means the Master Exchange and Trust Agreement, dated as of July 23, 2001, by and among RCFC, DTG Operations, Thrifty-Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO LLC and Deutsche Bank Trust Company Americas.
“Master Servicer” means DTAG.
“Maximum Lease Termination Date” means, with respect to any Lease Vehicle, the earlier of (x) the last Business Day of the month that is 48 months after the month in which the Vehicle Operating Lease Commencement Date occurs with respect to such Lease Vehicle and (y) the last Business Day of the month that is 72 months after December 31 of the calendar year prior to the model year of such Lease Vehicle.
“Maximum Repurchase Price” means, as of any date of determination, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle as of such date, the Series 2010-3 Repurchase Price that would be applicable with respect to such Lease Vehicle under the terms of the related Series 2010-3 Manufacturer Program, assuming that (i) no Depreciation Charges have accrued or have been applied with respect to such Lease Vehicle under such Series 2010-3 Manufacturer Program, (ii) the Series 2010-3 Excess Damage Charges and Series 2010-3 Excess Mileage Charges with respect to such Lease Vehicle are zero, (iii) no minimum holding period applies with respect to such Lease Vehicle and (iv) all other applicable requirements for return (including the return) of such Lease Vehicles under such Series 2010-3 Manufacturer Program have been complied with.

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“Minimum Program Term End Date” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle as of such date, the date determined based on the terms of the related Series 2010-3 Manufacturer Program, assuming compliance with all of the applicable requirements of such Series 2010-3 Manufacturer Program, after which either (i) the Manufacturer may become obligated to repurchase or guarantee the amount of disposition proceeds realized with respect to such Series 2010-3 Program Vehicle or (ii) the price at which the related Manufacturer is obligated to repurchase such Lease Vehicle or the amount of disposition proceeds that is guaranteed by such Manufacturer in respect of such Lease Vehicle in either case pursuant to such Series 2010-3 Manufacturer Program is first reduced by the passage of time.
“Monthly Base Rent” has the meaning specified in Section 4.2 of the Series 2010-3 Lease.
“Monthly Blackbook Mark” means, with respect to any Series 2010-3 Eligible Vehicle, as of any date Black Book obtains market values that it intends to return to RCFC (or the Series 2010-3 Administrator on RCFC’s behalf), the market value for the model class and model year of such Series 2010-3 Eligible Vehicle (based on such Series 2010-3 Eligible Vehicle’s actual mileage, as recorded in Hertz’s fleet management system, and based on the average equipment for of such model class and model year), as quoted in the Blackbook Guide most recently available as of such date.
“Monthly Casualty Report” has the meaning specified in Section 4.6 of the Series 2010-3 Lease.
“Monthly NADA Mark” means, with respect to any Series 2010-3 Eligible Vehicle, as of any date NADA obtains market values that it intends to return to RCFC (or the Series 2010-3 Administrator on RCFC’s behalf), the market value for the model class and model year of such Series 2010-3 Eligible Vehicle (based on such Series 2010-3 Eligible Vehicle’s actual mileage, as recorded in Hertz’s fleet management system, and based on the average equipment for such model class and model year), as quoted in the NADA Guide most recently available as of such date.
“Monthly Variable Rent” has the meaning specified in Section 4.5 of the Series 2010-3 Lease.
“Monthly Servicing Fee” has the meaning specified in Section 6.4 of the Series 2010-3 Lease.
“Moody’s” means Moody’s Investors Service.
“MSRP” means as of any date of determination, with respect to each Lease Vehicle, the Manufacturer’s suggested retail price for such Lease Vehicle, as determined by the Master Servicer in its reasonable discretion based on such Lease Vehicle’s characteristics.
“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, [Eastern Edition].

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“Net Book Value” means, with respect to any Lease Vehicle, as of any date of determination, the excess (if any) of (i) the Capitalized Cost of such Lease Vehicle over (ii) the Accumulated Depreciation with respect to such Lease Vehicle, in each case as of such date.
“New York UCC” means the UCC in effect in the State of New York.
“Non-Franchisee Third Party Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a Person other than a franchisee, the related sublease:

(a)	states in writing that it is subject to the terms and conditions of the Series 2010-3 Lease and is subject and subordinate in all respects to the Series 2010-3 Lease;

(b)
does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Series 2010-3 Lease;

(c)
other than renting such subleased Lease Vehicles to customers in the ordinary course of such Person’s business, prohibits such Person from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(d)
limits such sublessee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the sublessee’s course of business);

(e)
requires such sublessee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(f)	prohibits such sublessee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

(g)
contains an express acknowledgement and agreement from such sublessee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such sublessee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2010-3 Lease;

(h)	allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such

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subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(i)
contains an express covenant from such sublessee that prior to the date that is one year and one day after the payment of the latest maturing HVF II Group II Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(j)	states that such sublease shall terminate upon the termination of the Series 2010-3 Lease; and

(k)	requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of such Person’s daily car rental business.
“Non-Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any (i) Lease Vehicle (a) that was a Series 2010-3 Non-Program Vehicle as of its Vehicle Operating Lease Expiration Date, (b) the Vehicle Operating Lease Expiration Date for which occurred during the Related Month with respect to such Payment Date, (c) the Vehicle Operating Lease Expiration Date for which did not occur due to a sale by RCFC pursuant to the Series 2010-3 Lease, and (d) that did not become a Casualty, an Ineligible Vehicle or a Reallocated Vehicle during such Related Month, an amount equal to (I) the sum of all Program Vehicle Special Default Payment Amounts payable by the Lessees on such Payment Date and the eleven (11) Payment Dates preceding such Payment Date divided by (II) the number of Series 2010-3 Program Vehicles that were turned back to Manufacturers or sold through auctions conducted by or through Series 2010-3 Manufacturers during the twelve (12) Related Months with respect to such twelve (12) Payment Dates and (ii) any other Lease Vehicle, zero.
“Nonconforming Lease Vehicle” means any vehicle made available for lease by the Lessor to the applicable Lessee pursuant to a Lease Vehicle Acquisition Schedule that does not conform in all material respects to the Basic Lease Vehicle Information with respect to such vehicle.
“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.
“Note Register” means the register of the Series 2010-3 Note maintained by the Registrar.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.
“Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.

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“Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Opinion of Counsel” means a written and signed opinion from legal counsel who is acceptable to the Trustee, which counsel may be an employee of or counsel to Hertz or any Affiliate thereof. For the avoidance of doubt, the term “Opinion of Counsel” shall not include any opinion not bearing a handwritten signature.
“Organizational Documents” means with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational documents, as applicable of governing such Person or any of its property.
“Other Segregated Noteholder” means the Person in whose name a Note from a Series of Notes other than the Series 2010-3 Note is registered in the Note Register.
“Other Segregated Series of Notes” means all Series of Notes other than the Series 2010-3 Note.
“Outstanding” means with respect to the Series 2010-3 Note, the Series 2010-3 Notes theretofore authenticated and delivered under the Base Indenture and the Series 2010-3 Supplement.
“Past Due Amounts” means, with respect to any Series 2010-3 Manufacturer, the amount that such Series 2010-3 Manufacturer shall have failed to pay when due under such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program with respect to a Series 2010-3 Eligible Vehicle turned in to such Series 2010-3 Manufacturer with respect to which such failure shall have continued for more than one hundred twenty (120) days following the Due Date.
“Payment Date” means the 25th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on December 26, 2013.
“Permitted Lessee” has the meaning specified in Section 12 of the Series 2010-3 Lease.
“Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Base Indenture and any Series Supplement (as defined in the Base Indenture) and Liens in favor of the Master Collateral Agent pursuant to the Collateral Agency Agreement.

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“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.
“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, that is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Pledged Equity Collateral Agent” means any trustee or collateral agent acting on behalf of any Pledged Equity Secured Party with respect to any of the SPV Issuer Equity.
“Pledged Equity Lender” means any Person who is a lender with respect to indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pledged Equity Secured Party” means any Person who is (i) a secured party under a Pledged Equity Security Agreement or (ii) a Pledged Equity Lender.
“Pledged Equity Security Agreement” means any security agreement or intercreditor agreement with respect to any indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pre-VOLCD Program Vehicle Depreciation Amount” means, as of any date of determination, with respect to (a) any Lease Vehicle that was a Series 2010-3 Program Vehicle as of the Vehicle Operating Lease Commencement Date with respect to such Lease Vehicle and was not, prior to such Vehicle Operating Lease Commencement Date, leased by RCFC or any Affiliate thereof to Hertz or any Affiliate thereof, an amount equal to the excess, if any, of (i) the depreciation charges scheduled to accrue pursuant to the terms of the Series 2010-3 Manufacturer Program with respect to such Lease Vehicle, if any, prior to such Vehicle Operating Lease Commencement Date over (ii) all payments in respect of clause (i) made by the Lessee to the Lessor pursuant to Section 4.7.1 of the Series 2010-3 Lease or Section 4.9 of the Series 2010-3 Lease on or prior to such date and (b) any other Lease Vehicle, zero.
“Principal Amount” means, with respect to the Series 2010-3 Note, the “Series 2010-3 Principal Amount”.
“Program Vehicle” means a Series 2010-3 Program Vehicle.
“Program Vehicle Depreciation Assumption True-Up Amount” means, as of any date of determination, with respect to:
(i) any Lease Vehicle (x) that was a Series 2010-3 Program Vehicle as of the Vehicle Operating Lease Commencement Date for such Lease Vehicle, and (y) to which an Estimation Period applied, during which one or more calendar months ended, and which Estimation Period has ended as of such date, an amount equal to:

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(a) an amount equal to the aggregate of all Base Rent that would have been paid with respect to such Lease Vehicle calculated utilizing the Depreciation Charge that would have been applicable to such Lease Vehicle pursuant to the Series 2010-3 Manufacturer Program related to such Lease Vehicle for the period during which such Initially Estimated Depreciation Charges were utilized, had such Depreciation Charge been known, or otherwise available, to the Master Servicer during such period; minus
(b) the aggregate of all Monthly Base Rent with respect to such Lease Vehicle paid or payable prior to such date calculated utilizing the Initially Estimated Depreciation Charges with respect to such Lease Vehicle; and
(ii) any other Lease Vehicle, zero.
“Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any Lease Vehicle (a) that was a Series 2010-3 Program Vehicle on its Turnback Date and (b) with respect to which such Turnback Date occurred during the Related Month with respect to such Payment Date, an amount equal to the sum of the Series 2010-3 Excess Damage Charges and Series 2010-3 Excess Mileage Charges with respect to such Lease Vehicle, if any.
“QI Group VII Master Collateral” has the meaning specified in the Collateral Agency Agreement Addendum.
“Qualified Insurer” means a financially sound and responsible insurance company duly authorized and licensed where required by law to transact business and having a general policy rating of “A” or better by A.M. Best Company, Inc.
“Qualified Intermediary” means a Person satisfying the requirements for a “qualified intermediary” within the meaning of Section 1031 of the Code and the regulations thereunder.
“Rating Agency” means, with respect to any HVF II Series of Group II Notes, any “Rating Agency” as defined in the applicable HVF II Group II Series Supplement.
“Rating Agency Condition” means all Series-Specific Rating Agency Conditions.
“RCFC Additional Subsidies” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Collateral” means all Collateral and RCFC Master Collateral.
“RCFC Escrow Account” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Exchanged Vehicles” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Exchange Proceeds” has the meaning specified in the Master Exchange and Trust Agreement.

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“RCFC Master Collateral” has the meaning specified in the Collateral Agency Agreement.
“RCFC Master Collateral Vehicles” has the meaning specified in the Collateral Agency Agreement.
“RCFC Replacement Property Agreement” has the meaning specified in the Master Exchange and Trust Agreement.
“Reallocating Lessee” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Reallocated Vehicle” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Redesignation to Non-Program Amount” has the meaning specified in Section 2.5(e) of the Series 2010-3 Lease.
“Redesignation to Program Amount” has the meaning specified in Section 2.5(f) of the Series 2010-3 Lease.
“Rejection Date” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Rejected Vehicle” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Related Month” means, (i) with respect to any Payment Date or Determination Date, the most recently ended calendar month and (ii) with respect to any other date, the calendar month in which such date occurs; provided, however, that with respect to the preceding clause (i), the initial Related Month shall be the period from and including the Series 2010-3 Closing Date to and including the last day of the calendar month in which the Series 2010-3 Closing Date occurs.
“Relinquished Property Rights” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Rent” means Base Rent and Monthly Variable Rent, collectively.
“Reportable Event” has the meaning specified in Title IV of ERISA.
“Required Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as

28

such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “R-1H” from DBRS and a long-term unsecured debt rating of at least “AA(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “P-1” from Moody’s and a long-term unsecured debt rating of at least “A2” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “F1+” from Fitch and a long-term unsecured debt rating of at least “AA-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “A-1+” from S&P and a long-term unsecured debt rating of at least “AA-” from S&P.
“Required Standstill Provisions” means with respect to any Pledged Equity Security Agreement and with respect to any Pledged Equity Secured Party and Pledged Equity Collateral Agent thereunder, terms pursuant to which such Pledged Equity Secured Party and Pledged Equity Collateral Agent agree substantially to the effect that:
(a) prior to the date that is one year and one day after the payment in full of all of the Series 2010-3 Note Obligations,
(i) such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall not be entitled at any time to (A) institute against, or join any other person in instituting against RCFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State thereof or of any foreign jurisdiction, (B) transfer and register any of the SPV Issuer Equity in the name of such Pledged Equity Collateral Agent or a Pledged Equity Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the bankruptcy or insolvency of Hertz or any of its Subsidiaries, (D) exercise any voting rights granted or appurtenant to such SPV Issuer Equity or

29

(E) enforce any right that the holder such SPV Issuer Equity might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of RCFC and
(ii) each of such Pledged Equity Collateral Agent and each other Pledged Equity Secured Party waives and releases any right to (A) require that RCFC be in any manner merged, combined, collapsed or consolidated with or into Hertz or any of its Subsidiaries, including by way of substantive consolidation in a bankruptcy case or similar proceeding, (B) require that the status of RCFC as a separate entity be in any respect disregarded, (C) contest or challenge, or join any other Person in contesting or challenging, the transfers of any securitization assets from Hertz or any of its Subsidiaries to RCFC, whether on grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution” or (D) contest or challenge, or join any other Person in contesting or challenging, any agreement pursuant to which any assets are leased by RCFC to any Person as other than a “true lease”;
(b) upon the transfer by Hertz or any of its Subsidiaries (other than RCFC or any other special purpose subsidiary of Hertz) of securitization assets to RCFC or any other such special purpose subsidiary in a securitization as permitted under such Pledged Equity Security Agreement, any liens with respect to such securitization assets arising under the loan and security documentation with respect to such Pledged Equity Security Agreement shall automatically be released (and the Pledged Equity Collateral Agent is authorized to execute and enter into any such releases and other documents as Hertz may reasonably request in order to give effect thereto);
(c) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall take no action related to any SPV Issuer Equity that would cause RCFC to breach any of its covenants in its certificate of formation, limited liability company agreement, limited partnership agreement or in any other Series 2010-3 Related Document or to be unable to make any representation in any such document;
(d) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party acknowledges that it has no interest in, and will not assert any interest in, the assets owned by RCFC other than, following a transfer of any pledged SPV Issuer Equity to the Pledged Equity Collateral Agent in connection with any exercise of remedies pursuant to such Pledged Equity Security Agreement, the right to receive lawful dividends or other distributions when paid by RCFC from lawful sources

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and in accordance with the Series 2010-3 Related Documents and the rights of a member of RCFC; and
(e) each such Pledged Equity Collateral Agent and each Pledged Equity Secured Party agree and acknowledge that: (i) each of the Trustee, the Master Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders is an express third party beneficiary with respect to the provisions set forth in clause (a) above and (ii) each of the Trustee, the Master Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders shall have the right to enforce compliance by the Pledged Equity Collateral Agent and each Pledged Equity Secured Party with respect to any of the foregoing clauses (a) through (d).
“Required Trust Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “Baa3” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB-” from S&P.
“Requirement of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or

31

any of its property or to which such Person or any of its property is subject, whether Federal, state or local.
“Resigning Lessee” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“SEC” means the Securities and Exchange Commission.
“Securities Intermediary” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Segregated Series Lease” means any lease relating to a Segregated Series of Notes, between RCFC, as lessor thereunder, and Hertz, as lessee and as master servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.
“Segregated Series 2010-3 Documents” means each Series 2010-3 Related Document relating solely to the Series 2010-3 Note or the Series 2010-3 Collateral.
“Series 2010-3 Administration Agreement” means the Amended and Restated Administration Agreement, dated as of the Series 2010-3 Restatement Effective Date, by and among the Series 2010-3 Administrator, RCFC and the Trustee.
“Series 2010-3 Administrator” means Hertz, in its capacity as the administrator under the Series 2010-3 Administration Agreement.
“Series 2010-3 Administrator Default” means any of the events described in Section 9(b) of the Series 2010-3 Administration Agreement.
“Series 2010-3 Advance Rate” means 95%.
“Series 2010-3 Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following:
(i)    the aggregate Net Book Value of all Series 2010-3 Eligible Vehicles as of such date;
(ii)    the aggregate amount of all Series 2010-3 Manufacturer Receivables as of such date;
(iii)    the Series 2010-3 Cash Amount as of such date; and
(iv)    the Series 2010-3 Due and Unpaid Lease Payment Amount as of such date.

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“Series 2010-3 Amortization Events” has the meaning specified in Section 10.1 of the Series 2010-3 Supplement.
“Series 2010-3 Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Series 2010-3 Principal Amount as of such date divided by the Series 2010-3 Advance Rate.
“Series 2010-3 Backstop Date” means, with respect to any Series 2010-3 Program Vehicle subject to a Series 2010-3 Guaranteed Depreciation Program that has been turned back under such Series 2010-3 Guaranteed Depreciation Program, the date on which the Series 2010-3 Manufacturer of such Series 2010-3 Program Vehicle is obligated to purchase such Series 2010-3 Program Vehicle in accordance with the terms of such Series 2010-3 Guaranteed Depreciation Program.
“Series 2010-3 Carrying Charges” means, for any Payment Date, without duplication, the sum of:

(a)
without duplication of any amounts specified in clauses (b) through (f) below, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees), fees, expenses and costs payable by RCFC in connection with the Master Exchange and Trust Agreement, if any, accrued and unpaid by RCFC under the Base Indenture or the other Related Documents, if any, in each case that have accrued with respect to the Series 2010-3 Note during the Related Month,

(b)	the Monthly Servicing Fee payable by RCFC to the Master Servicer pursuant to the Series 2010-3 Lease on such Payment Date,

(c)	all reasonable out-of-pocket costs and expenses of RCFC incurred in connection with the issuance of the Series 2010-3 Note,

(d)	all fees, expenses and other amounts payable by RCFC under the Segregated Series 2010-3 Documents,

(e)
the product of (i) all reasonable out-of-pocket costs and expenses of RCFC incurred in connection with the execution, delivery and performance (including the enforcement, waiver or amendment) of the Related Documents (other than any Related Documents relating solely to one or more Series of Notes and/or Other Segregated Series of Notes) and (ii) the Series 2010-3 Percentage, and

(f)	any accrued Series 2010-3 Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date).
“Series 2010-3 Cash Amount” means, as of any date of determination, the sum of the amount of cash on deposit in and Permitted Investments credited to the Series 2010-3 Collection Account and the amount of cash on deposit in and Permitted Investments credited to the RCFC Escrow Accounts relating to Series 2010-3 Eligible Vehicles.

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“Series 2010-3 Closing Date” means November 25, 2013.
“Series 2010-3 Collateral” means the Series 2010-3 RCFC Segregated Vehicle Collateral and the Series 2010-3 Indenture Collateral.
“Series 2010-3 Collateral Agreements” means, the Series 2010-3 Lease, the Series 2010-3 Supplemental Documents, the Series 2010-3 Administration Agreement, RCFC’s Organizational Documents, the Group VII Assignment of Exchange Agreement.
“Series 2010-3 Collections” means all payments on or in respect of the Series 2010-3 Collateral.
“Series 2010-3 Collection Account” has the meaning specified in Section 6.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Collection Account Collateral” has the meaning specified in Section 4.1(a)(ii) of the Series 2010-3 Supplement.
“Series 2010-3 Commitment Termination Date” means November 25, 2043 or such other date as the parties hereto may agree in writing.
“Series 2010-3 Daily Collection Report” has the meaning specified in Section 6.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Daily Interest Amount” means, for any day in a Series 2010-3 Interest Period, an amount equal to the result of (a) the product of (i) the Series 2010-3 Note Rate for such Series 2010-3 Interest Period and (ii) the Series 2010-3 Principal Amount as of the close of business on such date divided by (b) 30.
“Series 2010-3 Deficiency Amount” has the meaning specified in Section 7.2 of the Series 2010-3 Supplement.
“Series 2010-3 Deposit Date” has the meaning specified in Section 7.1 of the Series 2010-3 Supplement.
“Series 2010-3 Due and Unpaid Lease Payment Amount” means, as of any date of determination, the sum of all amounts known by the Master Servicer to be due and payable by the Lessees to RCFC on either of the next two succeeding Payment Dates pursuant to Section 4.7 of the Series 2010-3 Lease as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by the Lessees to RCFC pursuant to Section 4.7 of the Series 2010-3 Lease.
“Series 2010-3 Eligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by RCFC and leased by RCFC to any Lessee pursuant to the Series 2010-3 Lease:

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(i)    that is not older than seventy-two (72) months from December 31 of the calendar year preceding the model year of such passenger automobile, van or light-duty truck;
(ii)    the Certificate of Title for which is in the name of RCFC (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);
(iii)    that is owned by RCFC free and clear of all Liens (other than Series 2010-3 Permitted Liens); and
(iv)    that is designated on the Master Servicer’s computer systems as a “Group VII Vehicle” in accordance with the Collateral Agency Agreement.
“Series 2010-3 Excess Damage Charges” means, with respect to any Series 2010-3 Program Vehicle, the amount charged or deducted from the Series 2010-3 Repurchase Price by the Manufacturer of such Series 2010-3 Eligible Vehicle due to:
(a)    damage over a prescribed limit,
(b)    if applicable, damage not subject to a prescribed limit, and
(c)    missing equipment,
in each case, with respect to such Series 2010-3 Eligible Vehicle at the time that such Series 2010-3 Eligible Vehicle is turned back to such Manufacturer or its agent under the applicable Series 2010-3 Manufacturer Program.
“Series 2010-3 Excess Mileage Charges” means, with respect to any Series 2010-3 Program Vehicle, the amount charged or deducted from the Series 2010-3 Repurchase Price, by the Manufacturer of such Series 2010-3 Eligible Vehicle due to the fact that such Series 2010-3 Eligible Vehicle has mileage over a prescribed limit at the time that such Series 2010-3 Eligible Vehicle is turned back to such Manufacturer or its agent pursuant to the applicable Series 2010-3 Manufacturer Program.
“Series 2010-3 Excluded Payments” means
(a)    all incentive payments payable by a Manufacturer to purchase Series 2010-3 Eligible Vehicles (but not any amounts payable by a Manufacturer as an incentive for selling Series 2010-3 Program Vehicles outside of the related Series 2010-3 Manufacturer Program),
(b)    all amounts payable by a Manufacturer as compensation for the preparation of newly delivered vehicles,
(c)    all amounts payable by a Manufacturer as compensation for interest payable after the purchase price for a Series 2010-3 Eligible Vehicle is paid;

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(d)    all amounts payable by a Manufacturer in reimbursement for warranty work performed by or on behalf of RCFC on the Series 2010-3 Eligible Vehicles; and
(e)    all amounts payable by a Manufacturer in connection with marketing assistance related to any Series 2010-3 Program Vehicle.
“Series 2010-3 Financing Source and Beneficiary Supplement” means the Amended and Restated Financing Source and Beneficiary Supplement to the Collateral Agency Agreement, dated as of November 25, 2013, by and among RCFC, DTG Operations, the HVF II Trustee, the Trustee and the Master Collateral Agent.
“Series 2010-3 General Intangibles Collateral” means RCFC’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, as described in Sections 4.1(i) and (v) of the Series 2010-3 Supplement.
“Series 2010-3 Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Manufacturer has agreed to:
(a)    facilitate the sale of Series 2010-3 Eligible Vehicles manufactured by it or one of its Affiliates that are turned back during a specified period (or, if not sold during such period, repurchase such Series 2010-3 Eligible Vehicles); and
(b)    pay the excess, if any, of the guaranteed payment amount (for the avoidance of doubt, net of any applicable excess mileage or excess damage charges) with respect to any such Series 2010-3 Eligible Vehicle calculated as of the Turnback Date in accordance with the provisions of such guaranteed depreciation program over the proceeds realized from such sale as calculated in accordance with such guaranteed depreciation program.
“Series 2010-3 Indenture Collateral” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Initial Principal Amount” means the aggregate initial principal amount of the Series 2010-3 Note, which is $478,000,000.00.
“Series 2010-3 Interest Collections” means on any date of determination all Series 2010-3 Collections which represent payments of Monthly Variable Rent under the Series 2010-3 Lease plus any amounts earned on Series 2010-3 Permitted Investments in the Series 2010-3 Collection Account that are available for distribution on such date.
“Series 2010-3 Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Series 2010-3 Interest Period shall commence on and include the Series 2010-3 Closing Date and end on and include December 15, 2013.

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“Series 2010-3 Lease” means the Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of June 17, 2015, between RCFC, as lessor thereunder, each Lessee, DTG, as servicer, Hertz, as guarantor, and DTAG, as Master Servicer.
“Series 2010-3 Lease Payment Default” means the occurrence of any event described in Section 9.1.1 of the Series 2010-3 Lease.
“Series 2010-3 Manufacturer” means each Person that has manufactured a Series 2010-3 Eligible Vehicle.
“Series 2010-3 Manufacturer Event of Default” means with respect to any Series 2010-3 Manufacturer:
(i) there shall be Past Due Amounts owing to RCFC or the Intermediary with respect to such Series 2010-3 Manufacturer in an amount equal to or greater than $50,000,000, which amount shall be calculated net of Past Due Amounts (not to exceed $50,000,000 in the aggregate) (A) that are the subject of a good faith dispute as evidenced in writing by RCFC or the Series 2010-3 Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Series 2010-3 Eligible Vehicles tendered for repurchase under a Series 2010-3 Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Series 2010-3 Manufacturer generally of its obligations under such Series 2010-3 Manufacturer Program or the assertion by such Series 2010-3 Manufacturer of the invalidity or unenforceability as against it of such Series 2010-3 Manufacturer Program) and (B) with respect to which RCFC has provided adequate reserves as reasonably determined by such Person;
(ii) the occurrence and continuance of an Event of Bankruptcy with respect to such Series 2010-3 Manufacturer; provided that, a Series 2010-3 Manufacturer Event of Default that occurs pursuant to this clause (ii) shall be deemed to no longer be continuing on and after the date such Series 2010-3 Manufacturer assumes its Series 2010-3 Manufacturer Program in accordance with the Bankruptcy Code; or
(iii) the termination of such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program or the failure of such Series 2010-3 Manufacturer’s Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program to qualify as a Series 2010-3 Manufacturer Program.
“Series 2010-3 Manufacturer Program” means at any time any Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program that is in full force and effect with a Series 2010-3 Manufacturer and that, in any such case, satisfies the Series 2010-3 Required Contractual Criteria.
“Series 2010-3 Manufacturer Receivable” means any amount payable to RCFC or the Intermediary by a Series 2010-3 Manufacturer in respect of or in connection with the disposition of a Series 2010-3 Program Vehicle, other than any such amount that does not (directly or indirectly) constitute any portion of the Series 2010-3 Collateral.

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“Series 2010-3 Material Adverse Effect” means, with respect to any occurrence, event or condition applicable to any party to any Series 2010-3 Related Document:
(i)    a material adverse effect on the ability of RCFC or any Affiliate of RCFC that is a party to any of the Series 2010-3 Related Documents to perform its obligations under such Series 2010-3 Related Documents;
(ii)    a material adverse effect on RCFC’s ownership interest or beneficial ownership interest, as applicable, in the Series 2010-3 Collateral or on the ability of RCFC to grant a Lien on any after-acquired property that would constitute Series 2010-3 Collateral; or
(iii)    a material adverse effect on (A) the validity or enforceability of any Series 2010-3 Related Document or (B) the validity, perfection or priority of the lien of the Trustee in the Series 2010-3 Indenture Collateral or of the Master Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3 RCFC Segregated Vehicle Collateral), other than, in each case, a material adverse effect on any such priority arising due to the existence of a Series 2010-3 Permitted Lien.
“Series 2010-3 Maximum Principal Amount” means, $5,000,000,000.00, as such amount may be increased or reduced from time to time pursuant to a written agreement between RCFC and HVF II; provided that, no reduction shall cause the Series 2010-3 Maximum Principal Amount to be less than (i) the Series 2010-3 Principal Amount or (ii) the Aggregate Group II Principal Amount.
“Series 2010-3 Monthly Administration Fee” means, with respect to any Payment Date, the fee payable to the Series 2010-3 Administrator on such Payment Date as compensation for the performance of the Series 2010-3 Administrator’s obligations under the Series 2010-3 Administration Agreement.
“Series 2010-3 Monthly Interest” means, with respect to any Payment Date, the sum of (i) the Series 2010-3 Daily Interest Amount for each day in the related Series 2010-3 Interest Period, plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2010-3 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2010-3 Note Rate).
“Series 2010-3 Monthly Servicing Certificate” has the meaning specified in Section 5.1(b) of the Series 2010-3 Supplement.
“Series 2010-3 Non-Program Vehicle” means, as of any date of determination, a Series 2010-3 Eligible Vehicle that is not a Series 2010-3 Program Vehicle as of such date.
“Series 2010-3 Note” means the Series 2010-3 Variable Funding Rental Car Asset Backed Note, executed by RCFC and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.

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“Series 2010-3 Note Obligations” means all principal, interest and other amounts, at any time and from time to time, owing by RCFC on the Series 2010-3 Note and all costs, fees and expenses payable by, or obligations of, RCFC under the Series 2010-3 Supplement and/or the Series 2010-3 Related Documents (other than any portions thereof relating solely to any Series of Notes other than the Series 2010-3 Note).
“Series 2010-3 Note Rate” means, with respect to any Series 2010-3 Interest Period, the monthly interest rate equal to the sum of:
(a)    1/12 of the Additional Spread Percentage as of the first day of such Series 2010-3 Interest Period and
(b)    percentage equivalent of a fraction,
(x)    the numerator of which is equal to the product of:
(A)    the sum of:
(1)    the aggregate amount of interest payable by HVF II on any HVF II Series of Group II Notes in respect of such Series 2010-3 Interest Period on the next succeeding Payment Date (excluding any amounts previously paid pursuant to Section 7.3) of the Series 2010-3 Supplement,
(2)    all unpaid fees, costs, expenses and indemnities payable by HVF II on or prior to such Payment Date pursuant to the HVF II Group II Notes in respect of all HVF II Series of Group II Notes and any of the other HVF II Agreements (including any amounts payable by HVF II to any Person providing credit enhancement for any HVF II Series of Group II Notes),
(3)    all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of the HVF II Group II Indenture as it relates to any HVF II Series of HVF II Group II Notes and any of the other HVF II Agreements on or prior to such Payment Date, and
(4)    all other operating expenses of HVF II (including any management fees) allocable to all HVF II Series of Group II Notes, including all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of any “Group II Related Document” or “Group II Series Related Document”, in

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each case, as defined under the HVF II Group II Indenture prior to such Payment Date; and
(B) the Issuer’s Share as of the first day of such Series 2010-3 Interest Period; and
(y)    the denominator of which is equal to the average daily Series 2010-3 Principal Amount during such Series 2010-3 Interest Period; provided, however, that the Series 2010-3 Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Series 2010-3 Note Repurchase Amount” means, as of any Series 2010-3 Repurchase Date,
(i)    an amount equal to the Series 2010-3 Principal Amount (determined after giving effect to any payments of principal of and interest on the Series 2010-3 Note on such Series 2010-3 Repurchase Date), plus
(ii)    without duplication, any other amounts then due and payable to the holders of such Series 2010-3 Note.
“Series 2010-3 Note Repurchase Date” has the meaning specified in Section 11.1 of the Series 2010-3 Supplement.
“Series 2010-3 Noteholder” means the Person in whose name a Series 2010-3 Note is registered in the Note Register.
“Series 2010-3 Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Series 2010-3 Operating Lease Event of Default” has the meaning specified in Section 9.1 of the Series 2010-3 Lease.
“Series 2010-3 Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Series 2010-3 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2010-3 Principal Amount as of such date and the denominator of which is the sum of (a) the Aggregate Principal Amount plus (b) the sum of the Principal Amounts with respect to all Segregated Series of Notes Outstanding, in each case, as of such date.
“Series 2010-3 Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:

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(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of unsecured obligations;
(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;
(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, subject to the satisfaction of the Series-Specific Rating Agency Condition with respect to the inclusion of such instruments or securities.
“Series 2010-3 Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or

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are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Series 2010-3 Supplement and Liens in favor of the Master Collateral Agent pursuant to the Collateral Agency Agreement with respect to the Series 2010-3 RCFC Segregated Vehicle Collateral.
“Series 2010-3 Potential Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2010-3 Amortization Event.
“Series 2010-3 Potential Operating Lease Event of Default” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2010-3 Operating Lease Event of Default.
“Series 2010-3 Principal Amount” means, when used with respect to any date, an amount equal to without duplication, (a) the Series 2010-3 Initial Principal Amount minus (b) the amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to the Series 2010-3 Noteholder on or prior to such date plus (c) the amount of all Advances pursuant to Section 2.1(a) of the Series 2010-3 Supplement on or prior to such date; provided that, at no time may the Series 2010-3 Principal Amount exceed the Series 2010-3 Maximum Principal Amount.
“Series 2010-3 Principal Collections” means any Series 2010-3 Collections other than Series 2010-3 Interest Collections.
“Series 2010-3 Program Vehicle” means, as of any date of determination, a Series 2010-3 Eligible Vehicle that is (i) eligible under, and subject to, a Series 2010-3 Manufacturer Program as of such date and (ii) not designated as a Series 2010-3 Non-Program Vehicle pursuant to the Series 2010-3 Lease as of such date.
“Series 2010-3 Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC (up to the then applicable legal limit).
“Series 2010-3 Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has a long term deposits rating from at least two of S&P, Moody’s, Fitch and DBRS of not less than: (A) in the case of S&P, “BBB-”,

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(B) in the case of Moody’s, “Baa3”, (C) in the case of Fitch, “BBB-” and (D) in the case of DBRS, “BBB(L)”.
“Series 2010-3 RCFC Segregated Vehicle Collateral” means the Group VII Master Collateral.
“Series 2010-3 Related Documents” means, collectively, the Base Indenture, Series 2010-3 Supplement, the Series 2010-3 Note, the Series 2010-3 Lease, the Collateral Agency Agreement, RCFC’s Organizational Documents, the Series 2010-3 Administration Agreement, any other agreements relating to the issuance or the purchase of the Series 2010-3 Note, the Series 2010-3 Supplemental Documents and the Group VII Assignment of Exchange Agreement.
“Series 2010-3 Repurchase Price” with respect to any Series 2010-3 Program Vehicle:
(i) subject to a Series 2010-3 Repurchase Program, means the gross price paid or payable by the Manufacturer thereof to repurchase such Series 2010-3 Program Vehicle pursuant to such Series 2010-3 Repurchase Program; and
(ii) subject to a Series 2010-3 Guaranteed Depreciation Program, means the gross amount that the Manufacturer thereof guarantees will be paid to the owner of such Series 2010-3 Program Vehicle upon the disposition of such Series 2010-3 Program Vehicle pursuant to such Series 2010-3 Guaranteed Depreciation Program.
“Series 2010-3 Repurchase Program” means a program pursuant to which a Manufacturer or one or more of its Affiliates has agreed to repurchase (prior to any attempt to sell to a third party) Series 2010-3 Eligible Vehicles manufactured by such Manufacturer or one or more of its Affiliates during a specified period.
“Series 2010-3 Required Contractual Criteria” means, with respect to any Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program as of any date of determination, terms therein pursuant to which:
(i) such Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program, as applicable, is in full force and effect as of such date with a Manufacturer,
(ii) the repurchase price or guaranteed auction sale price with respect to each Series 2010-3 Eligible Vehicle subject thereto is at least equal to the Capitalized Cost of such Series 2010-3 Eligible Vehicle, minus all Depreciation Charges accrued with respect to such Series 2010-3 Eligible Vehicle prior to the date that such Series 2010-3 Eligible Vehicle is submitted for repurchase or resale (after any applicable minimum holding period) in accordance with the terms of the Series 2010-3 Repurchase Program, minus Series 2010-3 Excess Mileage Charges with respect to such Series 2010-3 Eligible Vehicle, minus Series 2010-3 Excess Damage Charges with respect to such Series 2010-3 Eligible Vehicle, minus Early Program Return Payment Amounts with respect to such Series 2010-3 Eligible Vehicle,

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(iii) such Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program, as applicable, cannot be unilaterally amended or terminated with respect to any Series 2010-3 Eligible Vehicle subject thereto after the purchase of such Series 2010-3 Eligible Vehicle, and
(iv) the assignment of the benefits (but not the burdens) of which to RCFC and the Master Collateral Agent has been acknowledged in writing by the related Manufacturer.
“Series 2010-3 Required Noteholders” means, with respect to the Series 2010-3 Note, Series 2010-3 Noteholders holding in excess of 50% of the aggregate Series 2010-3 Principal Amount of the Series 2010-3 Note. The Series 2010-3 Required Noteholders shall be the “Required Noteholders” (as defined in the Base Indenture) with respect to the Series 2010-3 Notes.
“Series 2010-3 Restatement Effective Date” means June 17, 2015.
“Series 2010-3 Supplement” means the Series Supplement.
“Series 2010-3 Supplemental Documents” means the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules, the Inter-Lease Reallocation Schedules and any other related documents attached to the Series 2010-3 Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles or otherwise relate to and/or constitute Series 2010-3 Collateral.
“Series of Notes” or “Series” means each Series of Notes issued and authenticated pursuant to the Base Indenture and the applicable series supplement (for the avoidance of doubt, excluding any Segregated Series of Notes).
“Series-Specific Collateral” means collateral that is to be solely for the benefit of the Segregated Noteholders of such Segregated Series of Notes.
“Series-Specific Rating Agency Condition” means, with respect to each HVF II Series of Group II Notes, each “Rating Agency Condition” as defined in the applicable HVF II Group II Series Supplement.
“Series Supplement” has the meaning specified in the Preamble to the Series 2010-3 Supplement.
“Servicer” has the meaning specified in the Preamble of the Series 2010-3 Lease.
“Servicer Default” has the meaning specified in Section 9.6 of the Series 2010-3 Lease.
“Servicing Standard” means servicing that is performed with the promptness, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances and that:

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(c)taken as a whole (i) is usual and customary in the daily motor vehicle rental, fleet leasing and/or equipment rental or leasing industry or (ii) to the extent not usual and customary in any such industry, reflects changed circumstances, practices, technologies, tactics, strategies or implementation methods and, in each case, is behavior that the Master Servicer or its Affiliates would undertake were the Master Servicer the owner of the Lease Vehicles and that would not reasonably be expected to have a Lease Material Adverse Effect with respect to the Lessor;
with respect to the Lessor or any Lessee, would enable the Master Servicer to cause the Lessor or such Lessee to comply in all material respects with all the duties and obligations of the Lessor or such Lessee, as applicable, under the Series 2010-3 Lease; and
with respect to the Lessor or any Lessee, causes the Master Servicer, the Lessor and/or such Lessee to remain in compliance with all Requirements of Law, except to the extent that failure to remain in such compliance would not reasonably be expected to result in a Lease Material Adverse Effect with respect to the Lessor.
“Special Term” means, with respect to any Lease Vehicle titled in any state or commonwealth set forth below, the period specified in the table below opposite such state or commonwealth:

Jurisdiction of Title	Special Term
State of Illinois	One (1) year
State of Iowa	eleven (11) months
State of Maine	eleven (11) months
State of Maryland	180 days
Commonwealth of Massachusetts	eleven (11) months
State of Nebraska	thirty (30) days
State of South Dakota	twenty-eight (28) days
State of Texas	181 days
State of Vermont	eleven (11) months
Commonwealth of Virginia	eleven (11) months
State of West Virginia	thirty (30) days

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“SPV Issuer Equity” has the meaning specified in Section 8.12 of the Series 2010-3 Supplement.
“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such parent or (b) that is, at the time any determination is being made, otherwise controlled, by such parent or one or more subsidiaries of such parent or by such parent and one or more subsidiaries of such parent.
“Term” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Transferee Lessee” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Transferor Lessee” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Trustee” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Turnback Date” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle, the date on which such Lease Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Series 2010-3 Manufacturer Program.
“Unused Exchange Proceeds” means the Exchange Proceeds that are not used to acquire Group VII Replacement Vehicles and which are transferred from an Escrow Account to the Master Collateral Account for the account of RCFC in accordance with the terms of the Master Exchange and Trust Agreement.
“Vehicle” means a passenger automobile, van or light-duty truck
“Vehicle Funding Date” has the meaning specified in Section 3.1(a) of the Series 2010-3 Lease.
“Vehicle Operating Lease Commencement Date” has the meaning specified in Section 3.1(a) of the Series 2010-3 Lease.
“Vehicle Operating Lease Expiration Date” has the meaning specified in Section 3.1(b) of the Series 2010-3 Lease.
“Vehicle Term” has the meaning specified in Section 3.1(b) of the Series 2010-3 Lease or Section 3.1(c) of the Series 2010-3 Lease, as applicable.
“VIN” means, with respect to a Lease Vehicle, such Lease Vehicle’s vehicle identification number.

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